                                                                   EXHIBIT 10.31

                               SERVICING AGREEMENT

                                      among

                            OAK STREET MORTGAGE, LLC
                                      Owner

                                       and

                            GMAC MORTGAGE CORPORATION
                                    Servicer

                            Dated as of July 13, 2004

        FIXED AND ADJUSTABLE RATE, RESIDENTIAL SUB-PRIME FIRST AND SECOND
                                 MORTGAGE LOANS


                                TABLE OF CONTENTS

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
                                    ARTICLE I

                                   DEFINITIONS
Section 1.01     Definitions.............................................................    1

                                ARTICLE II

                                 SERVICING

Section 2.01     Servicer to Act as Servicer.............................................   11
Section 2.02     Liquidation of Mortgage Loans...........................................   12
Section 2.03     Collection of Mortgage Loan Payments....................................   14
Section 2.04     Establishment of and Deposits to Custodial Account......................   14
Section 2.05     Permitted Withdrawals From Custodial Account............................   15
Section 2.06     Establishment of and Deposits to Escrow Account.........................   16
Section 2.07     Permitted Withdrawals From Escrow Account...............................   17
Section 2.08     Payment of Taxes, Insurance and Other Charges...........................   17
Section 2.09     Protection of Accounts..................................................   18
Section 2.10     Maintenance of Hazard Insurance.........................................   19
Section 2.11     Maintenance of Blanket Hazard Insurance Coverage........................   20
Section 2.12     Maintenance of Fidelity Bond and Errors and Omissions Insurance.........   20
Section 2.13     Inspections.............................................................   21
Section 2.14     Restoration of Mortgaged Property.......................................   21
Section 2.15     Title, Management and Disposition of REO Property.......................   22
Section 2.16     Permitted Withdrawals with Respect to REO Property......................   23
Section 2.17     Real Estate Owned Reports...............................................   23
Section 2.18     Liquidation Reports.....................................................   23
Section 2.19     Reports of Foreclosures and Abandonments of Mortgaged Property..........   23
Section 2.20     Notification of Adjustments.............................................   23

                                ARTICLE III

                             PAYMENTS TO OWNER

Section 3.01     Remittances.............................................................   24
Section 3.02     Statements to Owner.....................................................   24
Section 3.03     Advances by Servicer....................................................   25
Section 3.04     [Reserved]..............................................................   25
Section 3.05     [Reserved]..............................................................   25
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                                      -ii-

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
                                ARTICLE IV

                       GENERAL SERVICING PROCEDURES

Section 4.01     Transfers of Mortgaged Property.........................................   25
Section 4.02     Satisfaction of Mortgages and Release of Mortgage Files.................   26
Section 4.03     Servicing Compensation..................................................   26
Section 4.04     Annual Statement as to Compliance.......................................   27
Section 4.05     Annual Independent Public Accountants' Servicing Report.................   27
Section 4.06     Right to Examine Servicer Records.......................................   27
Section 4.07     Compliance with Gramm-Leach-Bliley Act of 1999..........................   27

                                 ARTICLE V

                           SERVICER TO COOPERATE

Section 5.01     Provision of Information................................................   28
Section 5.02     Financial Statements; Servicing Facilities..............................   28

                                ARTICLE VI

                                TERMINATION

Section 6.01     Termination.............................................................   29
Section 6.02     Transfer Procedures.....................................................   30

                                ARTICLE VII

                             BOOKS AND RECORDS

Section 7.01     Possession of Servicing Files Prior to the related Transfer Date........   31

                               ARTICLE VIII

                      INDEMNIFICATION AND ASSIGNMENT

Section 8.01     Indemnification.........................................................   32
Section 8.02     Limitation on Liability of Servicer and Others..........................   34
Section 8.03     Limitation on Assignment and Resignation by Servicer....................   34
Section 8.04     Operation of Indemnities................................................   35
Section 8.05     Assignment by Owner.....................................................   35
Section 8.06     Merger or Consolidation of the Servicer.................................   36
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                                      -iii-

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
                                          ARTICLE IX

                   REPRESENTATIONS, WARRANTIES AND COVENANTS OF OWNER

Section 9.01     Organization and Good Standing; Licensing...............................   36
Section 9.02     Authorization; Binding Obligations......................................   36
Section 9.03     No Consent Required.....................................................   36
Section 9.04     No Violations...........................................................   36
Section 9.05     Litigation..............................................................   37
Section 9.06     Ownership...............................................................   37
Section 9.07     Service Contracts.......................................................   37
Section 9.08     Accuracy................................................................   37

                                          ARTICLE X

                        REPRESENTATIONS AND WARRANTIES OF SERVICER

Section 10.01    Due Organization and Authority..........................................   37
Section 10.02    Ordinary Course of Business.............................................   38
Section 10.03    No Violation............................................................   38
Section 10.04    Ability to Service......................................................   38
Section 10.05    Ability to Perform......................................................   38
Section 10.06    Litigation..............................................................   38
Section 10.07    No Consent Required.....................................................   39
Section 10.08    Servicing Practices.....................................................   39
Section 10.09    Good Standing...........................................................   39
Section 10.10    Statements..............................................................   39
Section 10.11    Fraud or Misrepresentation..............................................   39
Section 10.12    Notifications...........................................................   39

                                         ARTICLE XI

                                          DEFAULT

Section 11.01    Events of Default.......................................................   40
Section 11.02    Waiver of Defaults......................................................   41

                                        ARTICLE XII

                                          CLOSING

Section 12.01    Closing Documents.......................................................   41
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                                      -iv-

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
                                       ARTICLE XIII

                                MISCELLANEOUS PROVISIONS

Section 13.01    Notices.................................................................    42
Section 13.02    Waivers.................................................................    43
Section 13.03    Entire Agreement; Amendment.............................................    43
Section 13.04    Execution; Binding Effect...............................................    43
Section 13.05    Headings................................................................    44
Section 13.06    Applicable Law..........................................................    44
Section 13.07    Relationship of Parties.................................................    44
Section 13.08    Severability of Provisions..............................................    44
Section 13.09    Recordation of Assignments of Mortgage..................................    44
Section 13.10    Exhibits................................................................    44
Section 13.11    Counterparts............................................................    45
Section 13.12    No Solicitation.........................................................    45
Section 13.13    Cooperation of Servicer with a Reconstitution...........................    45
Section 13.14    Waiver of Trial by Jury.................................................    47
Section 13.15    Force Majeure...........................................................    47
Section 13.16    LIMITATION OF DAMAGES...................................................   478

                                    EXHIBITS

EXHIBIT 1a        FORM OF REMITTANCE ADVICE
EXHIBIT 1b        FORM OF TRIAL BALANCE
EXHIBIT 2         FORM OF CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT 3         FORM OF Custodial ACCOUNT LETTER AGREEMENT
EXHIBIT 4         FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT 5         FORM OF ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT 6         ELIGIBILITY CRITERIA
EXHIBIT 7         FORM OF OFFICER'S CERTIFICATE
EXHIBIT 8         MORTGAGE LOAN DOCUMENTS
EXHIBIT 9         MORTGAGE LOAN SCHEDULE
EXHIBIT 10        TERM SHEET
EXHIBIT 11        TRANSFER INSTRUCTIONS
EXHIBIT 12        [RESERVED]
EXHIBIT 13        FORM OF CORPORATE RESOLUTION
EXHIBIT 14        FORM OF OPINION OF COUNSEL OF THE SERVICER FOR
                  RECONSTITUTION

EXHIBIT 15 FORM OF OFFERING DOCUMENT INFORMATION PROVIDED BY THE SERVICER FOR RECONSTITUTION
EXHIBIT 16        PERFORMANCE GUIDELINES
EXHIBIT 17        NOTICE ITEMS

                                      -vi

                               SERVICING AGREEMENT

            This Servicing Agreement ("Servicing Agreement" or "Agreement") is entered into as of July 13, 2004 (the "Closing Date"), by and among GMAC Mortgage Corporation, a Pennsylvania corporation (the "Servicer") and Oak Street Mortgage, LLC, a Delaware limited liability company (the "Owner").

            WHEREAS, the Owner has originated and will originate in the future conventional, residential, fixed and adjustable rate first- and second-lien sub-prime mortgage loans (the "Mortgage Loans"); and

            WHEREAS, the Servicer regularly services residential mortgage loans and has agreed to service the Mortgage Loans pending any Reconstitution or other disposition of any or all of such Mortgage Loans that become subject to this Agreement, and the parties desire to provide the terms and conditions of such servicing by the Servicer.

            NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

      Section 1.01 Definitions. The following terms are defined as follows:

            Accepted Servicing Practices: The servicing and administration of the Mortgage Loans for which the Servicer is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer generally services and administers similar mortgage loans with similar mortgagors held in the Servicer's own portfolio (b) that are in accordance with servicing guidelines as set forth in the Fannie Mae Guide or Freddie Mac Guide, to the extent the same may apply to the Mortgage Loans, (c) to the extent not inconsistent with (b) above or with applicable federal and state laws and regulations, with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Owner, (d) without regard to (i) any relationship that the Servicer or any Affiliate thereof may have with the related Mortgagor or any other party to the transaction; (ii) the right of the Servicer to receive compensation or other fees for its services rendered pursuant to this Agreement; (iii) the obligation of the Servicer to make Servicing Advances; (iv) the ownership, servicing or management by the Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged properties; and (v) any debt the Servicer or any Affiliate of the Servicer has extended to any Mortgagor.

            Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan.

            Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Ancillary Income: All income derived from the Mortgage Loans other than payments of principal, interest and Escrow Payments (excluding Servicing Fees and prepayment penalties attributable to the Mortgage Loans), including but not limited to interest received on funds deposited in the Custodial Account or any Escrow Account (to the extent permitted by applicable law), all late charges, assumption fees, escrow account benefits, reinstatement fees, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, assumption fees, and similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

            Appraised Value: The value of the Mortgaged Property at the time of the Mortgage Loan's origination as used by the originating lender in underwriting such Mortgage Loan.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Owner.

            BPO: A broker price opinion.

            Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions are closed for business in the States of Connecticut or Iowa or the Commonwealth of Pennsylvania.

            Catastrophic Advance: A Servicing Advance made in good faith by the Servicer that would not be Nonrecoverable Advance except for the later occurrence of a catastrophic event (e.g., a natural disaster) that substantially reduces the value of the Mortgaged Property.

            Code: Internal Revenue Code of 1986, as amended.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            CPI: The Consumer Price Index for All Urban Consumers (CPI-U), United States City Average, All Items (1982-84=100) (the "CPI Index), published monthly by the Bureau of Labor Statistics of the US Department of Labor.

            Custodial Account: The separate account or accounts created and maintained pursuant to Section 2.04.

            Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

            Custodian: The custodian of the Mortgage Loan Documents as specified under the related Custodial Agreement and as specified, on a per Mortgage Loan basis, by Owner in the electronic data file pursuant to section 1 of the Transfer Instructions.

            Cut-off Dates: With respect to a Mortgage Loan, the effective date of the data provided by or on behalf of Owner to Servicer.

            Deboarding Fee: With respect to each Mortgage Loan, the deboarding fee set forth in the related Term Sheet to which the Servicer is entitled pursuant to Section 6.01.

            Default: A Mortgage Loan shall be considered in default where more than one Monthly Payment is due.

            Determination Date: The Friday (or if such day is not a Business Day, the Business Day immediately preceding such day, as applicable) immediately preceding the related Remittance Date.

            Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to each Remittance Date, the period commencing on the day after the Determination Date prior to the immediately prior Determination Date and ending on the immediately prior Determination Date.

            Eligibility Criteria: The eligibility criteria specified in Exhibit
6.

            Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than one day prior to the Remittance Date in each month (or such other date as permitted under this Agreement):

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

                  (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

                  (iii) repurchase agreements collateralized by Direct
            Obligations or securities guaranteed by Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation to exceed 20% of the aggregate principal amount of all Eligible Investments in the Custodial Accounts and the Escrow Accounts; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

                  (v) commercial paper (including both non-interest-bearing
            discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

                  (vi) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

                  (vii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment rated in the highest rating category by each Rating Agency;

            provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or
(ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

            Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 2.12.

            Escrow Account: The separate account or accounts created and maintained pursuant to Section 2.06.

            Escrow Payment: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

            Event of Default: Any one of the conditions or circumstances enumerated in Section 11.01.

            Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHA: The Federal Housing Administration, or any successor thereto.

            FHLMC or Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Section 2.12.

            Fitch: Fitch, Inc., or its successor in interest.

            Fixed Rate Mortgage Loan: A fixed rate Mortgage Loan.

            Forbearance: Shall have the meaning set forth in Section 2.01.

            Foreclosure Commencement: The delivery of the applicable file to the Servicer's foreclosure counsel for initiation of foreclosure proceedings.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

            High Cost Loan: A Mortgage Loan that is subject to the anti-predatory prohibitions of state or local laws and regulations by virtue of such loan's high interest rate or total points and fees.

            HOEPA Loan: A Mortgage Loan which is subject to the Home Ownership and Equity Protection Act of 1994 ("HOEPA") or any Mortgage Loan classified as "high cost", "predatory" (or similar designation) under any other applicable state, federal or local law.

            Index: With respect to each Adjustable Rate Mortgage Loan, the index set forth in the related Mortgage Note.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Insurer: Any entity that insures or guarantees all or part of the risk of loss of a Mortgage Loan, including, without limitation, any mortgage insurer or guaranotr, and the providers of any hazard insurance policy, flood insurance policy or title insurance policy.

            Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

            Investor: means Owner.

            Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

            Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

            Material Adverse Effect: (a) With respect to the Servicing, a material adverse change in, or a material adverse effect upon, the Servicing, taken as a whole, excluding any effect or change - attributable to or resulting from (i) events, conditions or trends in economic, business or financial conditions, including interest rate conditions changes, generally or relating generally to companies engaged in the mortgage banking business; (ii) changes in laws, regulations, interpretations of laws or regulations, GAAP or regulatory accounting requirements applicable to mortgage banking companies or their holding companies; (iii) actions, or effects of actions, taken by Servicer, either required by or contemplated in this Agreement or with the prior written consent of Owner; and (iv) any change to national or international political or social conditions including, without limitation, the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency of war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, provided, however, that none of the changes or occurrences described in this clause (iv) shall result in the destruction or loss of use of the Servicing; and
(b) With respect to either of the Owner or Servicer, a material impairment of such Person's ability to perform its material obligations under this Agreement.

            MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and - existing under the laws of the state of Delaware, or any successor thereto.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Moody's: Moody's Investors Service, Inc., and any successor thereto.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien, as applicable, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien, as applicable, upon a leasehold estate of the Mortgagor.

            Mortgage File: The items pertaining to a particular Mortgage Loan referred to as the Mortgage File in Exhibit 8 annexed hereto to the extent received by the Servicer from the prior servicer, sub-servicer or originator, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

            Mortgage Loan Documents: The documents listed on Exhibit 8 attached hereto pertaining to any Mortgage Loan.

            Mortgage Loan Schedule: The schedule of Mortgage Loans, provided by Owner of a prior Servicer, as applicable, setting forth, to the extent available, the information specified in the Transfer Instructions.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagor: The obligor on a Mortgage Note.

            Nonrecoverable Advance: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable from related Insurance Proceeds, Liquidation Proceeds or otherwise from such Mortgage Loan. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate delivered to the Owner.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or Vice President or Senior Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner.

            Originator: With respect to a Mortgage Loan, the originator of the related Mortgage Loan.

            P & I Advances: Advances of interest or principal to cover any shortfall between (i) Monthly Payments for each Mortgage Loan and (ii) the amounts actually collected on account of such Monthly Payments for each such Mortgage Loan during the related Due Period.

            Pass-Through Transfer: The direct or indirect sale or transfer of some or all of the Loans by the Owner to a trust to be formed as part of a publicly offered or privately placed mortgage-backed securities transaction for which Servicer is retained as servicer.

            Performance Guidelines: The performance guidelines specified in
Exhibit 16.

            Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase on an Interest Rate Adjustment Date above the Mortgage Interest Rate previously in effect.

            Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect.

            Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

            Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Northeast edition).

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment Period: The month preceding the month in which the related Remittance Date occurs.

            Qualified Depository: A depository the accounts of which are insured by the FDIC.

            Rating Agency: Any of Fitch, Moody's or Standard & Poor's, or their respective successors designated by the Owner.

            Reconstitution: Either a Whole Loan Transfer or a Pass-Through Transfer.

            Reconstitution Agreements: As defined in Section 13.13 hereof.

            Reconstitution Date: As defined in Section 13.13 hereof.

            Recourse Obligation: With respect to any Mortgage Loan, any obligation or liability (actual or contingent), as applicable (i) for loss of principal incurred in connection with the foreclosure or other disposition of, or other realization or attempt to realize upon the collateral securing, such Mortgage Loan (including, but not limited to, damages relating to loss mitigation, or obtaining deeds in lieu of foreclosure); (ii) to repurchase such Mortgage Loan in the event that the Mortgagor of such Mortgage Loan is in bankruptcy, in foreclosure or in litigation; or (iii) to repurchase such Mortgage Loan in the event of a delinquency or other payment default thereunder by the Mortgagor.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

            Remittance Advice: As described in Section 3.02.

            Remittance Date: The Tuesday (or if such Tuesday day is not a Business Day, then the next Business Day) after each immediately preceding Determination Date.

            REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Owner through foreclosure or by deed in lieu of foreclosure, as described in Section 2.15.

            Repurchase Price: With respect to a Mortgage Loan, the outstanding principal balance plus any unpaid but accrued interest as of date such Mortgage Loan is repurchased.

            RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

            Securitization Servicing Fee: The servicing fee payable to the Servicer in a Pass-Through Transfer.

            Servicer Employees: As defined in Section 2.12 hereof.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations (except as expressly provided in Section 4.03), including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any fees relating to any enforcement or judicial proceedings, excluding foreclosures, (c) foreclosure actions per FHLMC attorney fees and costs guidelines, (d) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage,
(e) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property and (f) compliance with the obligations pursuant to the provisions of this Agreement.

            Servicing Fee: With respect to each Mortgage Loan, the amount of the fee the Owner shall pay to the Servicer, as set forth in the related Term Sheet.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals, if provided, or copies of all documents in the Mortgage File which are not delivered to the Owner, its designee or the Custodian and copies of the Mortgage Loan Documents.

            Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Servicer for servicing the Mortgage Loans; (c) any Ancillary Income with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Servicer thereunder; (e) any and all rights to and in the Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Servicer with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

            Servicing Transfer Date: The date on or dates which the physical servicing of the Mortgage Loans is transferred to the Servicer pursuant to this Agreement.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and any successor thereto.

            Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the

Owner with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

            Term Sheet: The schedule of fees to be paid to Servicer pursuant to this Agreement and as specified in Exhibit 10.

            Transfer Date: As defined in Section 6.02 hereof.

            Transfer Instructions: The transfer instructions attached hereto as
Exhibit 11.

            VA: The United States Department of Veterans Affairs, or any successor thereto.

            Whole Loan Transfer: The sale or transfer by Owner of some or all of the Mortgage Loans in a whole loan or participation format for which Servicer is retained as servicer.

                                  ARTICLE II.

                                    SERVICING

      Section 2.01 Servicer to Act as Servicer.

            From and after the Servicing Transfer Date, the Servicer, as an independent contractor, shall service and administer each Mortgage Loan and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement, Accepted Servicing Practices and the Performance Guidelines. Servicer shall only modify Mortgage Loans in accordance with Fannie Mae Guides.

            Within ninety (90) days notice from Owner and subject to Owner's reasonable cooperation, Servicer shall service the Mortgage Loans in the name of Owner and Servicer shall use only the name of the Owner in verbal and written communications with each Mortgagor ("Private Label Subservicing"). Servicer's obligation to provide such Private Label Subservicing is contingent upon its receipt from Owner, within three (3) Business Days of the date of this Agreement, of $10,000 ("Private Label Subservicing Set Up Fee") which Servicer shall refund to Owner at such time Owner has delivered to Servicer, in aggregate, 8,000 Mortgage Loans.

            In servicing and administering the Mortgage Loans, the Servicer shall employ Accepted Servicing Practices except and to the extent that such practices conflict with the requirements of this Agreement. The Servicer shall retain adequate personnel to effect such servicing and administration of the Mortgage Loans.

            In the event that any Mortgage in Default or, in the judgment of the Servicer, such a Default is reasonably foreseeable, the Servicer, consistent with Accepted Servicing Practices, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest, or waive, in whole or in part, a prepayment penalty), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, payment plans, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "Forbearance"). With respect to a Mortgage Loan that is not in Default nor is such a Default reasonably foreseeable in the judgment of the Servicer, the Servicer may not provide any Forbearance without the prior written consent of the Owner. The Servicer shall maintain any documents documenting any such modification in the Mortgage File.

            Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any corporate resolutions and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

            The Servicer's computer system shall clearly reflect the ownership of each Mortgage Loan. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement or at the written direction of the Owner.

            With respect to the performance of any service required to be provided for Servicer hereunder, including, without limitation, the obtainment of credit report data, the provision of field or other inspections, the provision of title-related services, and the sale or management of REO properties, the Servicer may obtain such services from an Affiliate if such services are provided on a commercially reasonable basis with respect to the price and quality of such services.

      Section 2.02 Liquidation of Mortgage Loans.

            In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 2.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as is consistent with Accepted Servicing Practices. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 2.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period (or such other period as is required by law in the jurisdiction where the related Mortgaged Property is located) or earlier as determined by the Servicer, the Servicer shall cause a Foreclosure Commencement in accordance with Accepted Servicing Practices. In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) (i) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Owner after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by it either through

Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 2.05) or through Insurance Proceeds (respecting which it shall have similar priority); or (b) in the case of taxes due on the related Mortgaged Property, failure to expend such funds would create a lien on the Mortgaged Property.

            The Servicer acknowledges and agrees that it shall take and initiate any legal actions with respect to any Mortgage Loans and REO Properties, including, without limitation, any foreclosure actions, acceptance of deeds-in-lieu of foreclosure, and any collection actions with respect to any Mortgage Loans or REO Properties on behalf of the Owner. Owner agrees to reimburse Servicer for any costs or expenses associated with assigning Mortgage Loans to Servicer or MERS as the case may be.

            Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall have no obligation to commence foreclosure proceedings or obtain title to a Mortgaged Property securing a Mortgage Loan as a result of or in lieu of foreclosure or otherwise if (i) such Mortgage Loan is a HOEPA Loan,
(ii) such Mortgage Loan is a High Cost Loan, or (iii) the Servicer determines, in its reasonable judgment, that foreclosure and/or acquisition of title to a Mortgaged Property would expose it to material risk or liability pertaining to the acts, errors or omissions of the Originator or Prior Servicer. The Owner shall then be entitled to take action on its own behalf.

            Notwithstanding anything to the contrary contained herein, (a) all actions must be approved by the Owner relating to any Mortgaged Property that is determined to be contaminated by hazardous or toxic substances or wastes and
(b), in connection with a foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector the Servicer shall cause the Mortgaged Property to be so inspected at the Owner's expense. Upon completion of the inspection, the Servicer shall promptly provide the Owner with a written report of the environmental inspection.

            Notwithstanding anything to the contrary contained herein, after reviewing the environmental inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property; provided, that Servicer may determine in its sole discretion that it will not proceed with a foreclosure or acceptance of a deed in lieu of foreclosure with respect to a Mortgaged Property that has been determined to be contaminated by hazardous or toxic substances or wastes and with respect to which Servicer would be expected to take title in its own name. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Owner directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 2.05 hereof. In the event the Owner directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the

Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 2.05 hereof.

            With respect to any Mortgage Loan that (a) is a HOEPA Loan and with respect to which Servicer is not proceeding to liquidation as a result of loan file or other defects, or (b) is collateralized by a Mortgaged Property and the Servicer is not proceeding to liquidation as a result of environmental contamination, the Servicer shall be entitled to be reimbursed for its Servicing Advances from amounts in the Custodial Account pursuant to Section 2.05 hereof.

      Section 2.03 Collection of Mortgage Loan Payments.

            Following the Servicing Transfer Date, the Servicer shall proceed diligently to collect all payments due under each of the related Mortgage Loans when the same shall become due and payable and shall take reasonable care in ascertaining and estimating Escrow Payments, to the extent applicable, and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the extent that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

      Section 2.04 Establishment of and Deposits to Custodial Account.

            The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "GMAC Mortgage Corporation, in trust for [Company Name] re: Fixed and Adjustable Rate Sub-Prime Residential Mortgage Loans". The Custodial Account shall be established with a Qualified Depository acceptable to the Owner, it being acknowledged that any Qualified Depository that is an Affiliate of Servicer is hereby deemed acceptable to the Owner. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law and any amounts therein may be invested in Eligible Investments. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit 2 hereto, in the case of an account established with the Servicer, or by a letter agreement in the form of Exhibit 3 hereto, in the case of an account held by a depository other than the Servicer. A copy of such certification or letter agreement shall be furnished to the Owner and, upon request, to any subsequent Owner.

            The Servicer shall deposit in the Custodial Account no more than two
(2) Business Day following receipt thereof, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date, or received by the Servicer prior to the Cut-off Date but allocable to a period subsequent thereto:

   (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

   (ii)  all payments on account of interest on the Mortgage;

   (iii) all Liquidation Proceeds and any amount received with respect to REO Property;

   (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 2.10 (other than proceeds to be held in a suspense account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.14);

   (v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.14;

   (vi) any amount required to be deposited in the Custodial Account pursuant to Section 2.09, 2.14, or 3.01;

   (vii) any prepayment penalties received with respect to any Mortgage Loan;
         and

   (viii) any amounts required to  be deposited by the Servicer pursuant to
          Section 2.11 in connection with the deductible clause in any blanket hazard insurance policy.

            The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, unless otherwise provided herein, payments in the nature of the Servicing Fee and Ancillary Income need not be deposited by the Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution or any other non-interest benefits shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 2.05 or retain such other benefits, as the case may be. The Servicer shall not make P & I Advances.

            Section 2.05 Permitted Withdrawals From Custodial Account.

            Subject to Section 3.01, the Servicer shall be entitled to withdraw funds from the Custodial Account for the following purposes:

            (i) to make payments to the Owner in the amounts and in the manner provided Section 3.01;

            (ii) [reserved];

            (iii) to pay to itself the Servicing Fee (to the extent the Servicer has not retained the Servicing Fee);

            (iv) to reimburse itself for unreimbursed Servicing Advances (except to the extent reimbursed pursuant to Section 2.07), any accrued but unpaid Servicing Fees and for unreimbursed advances of Servicer funds made pursuant to Section 2.15, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Owner;

            (v) following the liquidation of a Mortgage Loan, to reimburse itself from amounts unrelated to the Mortgage Loan for any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 2.05(iii);

            (vi) to reimburse itself for any unreimbursed Nonrecoverable Advances made by the Servicer in accordance with this Agreement;

            (vii) to invest funds in Eligible Investments in accordance with
      Section 2.09;

            (viii) to withdraw funds deposited in error;

            (ix) to pay itself any interest earned on funds deposited in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date); and

            (x) to clear and terminate the Custodial Account upon the termination of this Agreement.

         Section 2.06 Establishment of and Deposits to Escrow Account.

            The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "GMAC Mortgage Corporation, in trust for Owners of Residential Fixed and Adjustable Rate Mortgage Loans, and various Mortgagors". The Escrow Account shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Accounts may be drawn on by the Servicer in accordance with Section 2.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit 4 hereto, in the case of an account established with the Servicer, or by a letter agreement in the form of Exhibit 5 hereto, in the case of an account held by a depository other than the Servicer. A copy of such certification shall be furnished to the Owner and, upon request, to any subsequent Owner.

            The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement.

            The Servicer shall deposit in a suspense account on a daily basis, and retain therein all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The suspense account shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder.

            The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 2.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account or a suspense account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay from its own funds interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

      Section 2.07 Permitted Withdrawals From Escrow Account.

            Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

   (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

   (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer pursuant to Section 2.10 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

   (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan or applicable federal or state law or judicial or administrative ruling;

   (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

   (v)   [Reserved];

   (vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

   (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

      Section 2.08 Payment of Taxes, Insurance and Other Charges.

            The Owner shall designate, in the electronic data file specified in section 1 of the Transfer Instructions, those Mortgage Loans for which Servicer will place, at Owner's expense, tax service contracts ("Tax Contract Designated Mortgage Loan(s)"). Unless specified otherwise by Owner, upon 60 days following the applicable Servicing Transfer Date, Servicer will place, at Owner's expense, tax service contracts on Mortgage Loans that are not Tax Contract Designated Mortgage Loans, at which time each such Mortgage Loan will be considered a Tax Contract Designated Mortgage Loan. The Servicer assumes no obligation or responsibility to pay taxes associated with Mortgage Loans that are not Tax Contract Designated Mortgage Loans. With respect to each Tax Contract Designated Mortgage Loan that provides for Escrow Payments, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. With respect to any Tax Contract Designated Mortgage Loan, any penalties imposed by a taxing authority resulting solely from the failure of Servicer to pay property taxes timely shall be borne by the Servicer.

            To the extent that any Mortgage Loan does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. With respect to each Mortgage Loan, subject to Accepted Servicing Practices, the Servicer assumes full responsibility for the timely payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments within the time period required to avoid penalties and interest and no later than to avoid the loss of the related Mortgaged Property by foreclosure from a tax or other lien. Notwithstanding the foregoing, if the Servicer determines that such Servicing Advance would be a Nonrecoverable Advance, the Servicer shall have no obligation to make such Servicing Advance. If Servicer fails to make a Servicing Advance with respect to any payment prior to the date on which any late payment penalties or costs related to protecting the lien accrue, except in the case of a Nonrecoverable Advance, the Servicer shall pay any such penalties or costs which accrued after the date which was thirty (30) Business Days after the date on which the Servicer had knowledge that such payment had not been made by the Mortgagor.

      Section 2.09 Protection of Accounts.

            The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time.

            The Servicer shall bear any expenses, losses or damages sustained by the Owner because the Custodial Account and/or Escrow Account are not demand deposit accounts.

            Amounts on deposit in the Custodial Account may at the option of the Servicer be invested in Eligible Investments. Any such Eligible Investment shall mature no later than one day prior to the Remittance Date in each month; provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Servicer) that maintains the Custodial Account, then such Eligible Investment may mature on the related Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Owner. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, by the Servicer out of its own funds immediately as realized.

            All suspense and clearing accounts in which funds relating to the Mortgage Loans are deposited shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder.

      Section 2.10 Maintenance of Hazard Insurance.

            The Servicer shall cause to be maintained for each Mortgage Loan, hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under the Fannie Mae Guides against loss by fire, hazards of extended coverage and such other hazards as are required to be insured pursuant to the Fannie Mae Guides, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the outstanding principal balance of the Mortgage Loan provided that such amount represents at least 80% of the insurable value of the Mortgaged Property.

            If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is, and shall continue to be, covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable under the Fannie Mae Guides in an amount representing coverage not less than the lesser of (i) the aggregate unpaid principal balance of the Mortgage Loan, (ii) maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended (regardless of whether the area in which such Mortgaged Property is located is participating in such program), and (iii) the full replacement value of the improvements which are part of such Mortgaged Property. If a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the National Flood Insurance Act of 1968, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor's behalf.

            If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

            The Servicer shall cause to be maintained on each Mortgaged Property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

            In the event that the Owner or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

            All policies required hereunder shall name the Servicer and its successors and assigns as a mortgagee and loss payee and shall be endorsed with non contributory standard mortgagee clauses which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

            The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable under the Fannie Mae Guides and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts as required pursuant to the Fannie Mae Guides, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in conformance with Servicer's standard practices; provided, however, that in the event that no such notice is furnished by the Servicer, the Servicer shall ensure that replacement insurance policies (whether forced placed or other insurance policies) are in place in the required coverages and the Servicer shall be solely liable for any losses in the event coverage is not provided.

            Pursuant to Section 2.06, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in a suspense account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer's normal servicing procedures as specified in Section 2.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05.

      Section 2.11 Maintenance of Blanket Hazard Insurance Coverage.

            In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section
2.10 and otherwise complies with all other requirements of Section 2.10, it shall conclusively be deemed to have satisfied its obligations as set forth in
Section 2.10. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 2.10, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer's funds, without reimbursement therefor. Upon request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Owner.

      Section 2.12 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

            The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The Servicer shall maintain minimum coverage amounts under any such Fidelity Bond and Errors and Omissions Insurance Policy acceptable to Fannie Mae and Freddie Mac. Upon the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such Fidelity Bond and Errors and Omissions Insurance Policy.

      Section 2.13 Inspections.

            The Servicer shall inspect the Mortgaged Property as often as is deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved; provided that, if any Mortgage Loan is more than 60 days delinquent, the Servicer shall immediately inspect the Mortgaged Property and shall conduct subsequent inspections as often as is deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved in accordance with Accepted Servicing Practices; provided further that if the Servicer determines that any Mortgage Property is vacant, the Servicer shall immediately inspect the Mortgaged Property and shall conduct subsequent inspections every 25 to 35 days to assure itself that the value of the Mortgaged Property is being preserved in accordance with Accepted Servicing Practices. The Servicer shall maintain appropriate records of each such inspection.

      Section 2.14 Restoration of Mortgaged Property.

            The Servicer need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices and the terms of this Agreement. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation
Proceeds:

   (i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

   (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

   (iii) the Servicer shall verify that the Mortgage Loan is not in default; and

   (iv) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in a suspense account.

            If the Owner is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

      Section 2.15 Title, Management and Disposition of REO Property.

            In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer on behalf of the Owner and without reference to the Owner except as otherwise required by law. The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner.

            The Servicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Owner. The Servicer shall notify the Owner from time to time as to the status of each REO Property.

            The Servicer shall use its commercially reasonable efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Servicer determines, and gives an appropriate notice to the Owner to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Owner as to the progress being made in selling such REO Property.

            The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in the amount required in Section 2.10 hereof.

            The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Owner. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances and unpaid Servicing Fees made pursuant to this Section, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Owner.

            With respect to each REO Property, the Servicer shall hold all funds collected and received in connection with the operation of the REO Property in the Custodial Account. The Servicer shall cause to be deposited on a daily basis upon the receipt thereof in each Custodial Account all revenues received with respect to the conservation and disposition of the related REO Property.

      Section 2.16 Permitted Withdrawals with Respect to REO Property.

            The Servicer shall withdraw funds on deposit in the Custodial Account with respect to each related REO Property necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 2.10 and the fees of any managing agent acting on behalf of the Servicer. The Servicer shall make monthly distributions on each Remittance Date to the Owner of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in Section 2.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

      Section 2.17 Real Estate Owned Reports.

            Together with the statement furnished pursuant to Section 2.19, the Servicer shall furnish to the Owner on or before the 10th Business Day of each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Owner shall reasonably request.

      Section 2.18 Liquidation Reports.

            Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property.

      Section 2.19 Reports of Foreclosures and Abandonments of Mortgaged
      Property.

            Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

      Section 2.20 Notification of Adjustments.

            With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Upon the discovery by the Servicer, or the Owner that the Servicer has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused the Owner thereby.

                                  ARTICLE III.

                                PAYMENTS TO OWNER

      Section 3.01 Remittances.

            On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Owner all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 2.05). Notwithstanding the foregoing, in the event a Mortgage Loan, other than a Mortgage Loan included in a Reconstitution, pays off in full, Servicer shall remit the funds associated with such paid off Mortgage Loan to Owner within three (3) Business Days its receipt thereof.

            With respect to any funds deposited in the Custodial Account after the Business Day following the Business Day on which such deposit was required to be made, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus one percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the Business Day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

      Section 3.02 Statements to Owner.

            Not later than each Remittance Date, the Servicer shall furnish to the Owner a Remittance Advice, in the form of Exhibit 1a, with a trial balance report attached thereto, in the form of Exhibit 1b, both such exhibits annexed hereto in hard copy and electronic medium mutually acceptable to the parties as to the preceding remittance and the period ending on the preceding Determination Date. No later than five (5) Business Days following each month end, Servicer shall furnish to the Owner reports 58 and 638, as such reports are produced and named by Servicer's servicing system. The Servicer will cooperate with the Owner to provide any reports that are normally available from the servicing system in a timely manner, as they are needed.

            In addition, not more than 60 days after the end of each calendar year, the Servicer shall furnish to each Person who was an Owner at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

            Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

            The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time and which is reasonably available to the Servicer.

      Section 3.03 Advances by Servicer.

            Except as otherwise provided herein, the Servicer shall be entitled to first priority reimbursement pursuant to Section 2.05 hereof for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

      Section 3.04 [Reserved]

      Section 3.05 [Reserved]

                                  ARTICLE IV.

                          GENERAL SERVICING PROCEDURES

      Section 4.01 Transfers of Mortgaged Property.

            The Servicer shall be required to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so.

            If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer, shall, to the extent permitted by applicable law, enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guarantee insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Servicer for entering into an assumption agreement, such fee will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

            To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall follow Accepted Servicing Practices including but not limited to Servicer conducting a review of the credit and financial capacity of the individual receiving the property, and may approve the assumption if it believes the recipient is capable of assuming the mortgage obligations, subject to the approval of the Owner. If the credit of the proposed transferee does not satisfy the relevant underwriting criteria and the transfer of ownership actually occurs, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

      Section 4.02 Satisfaction of Mortgages and Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Owner and the applicable Custodian in the Monthly Remittance Advice as provided in Section 3.02, and may request the release of any Mortgage Loan Documents from the Owner in accordance with this Section 4.02 hereof. The Servicer shall obtain discharge of the related Mortgage Loan as of record within any related time limit required by applicable law; provided that the Owner has provided, or caused to be provided, all necessary documents requested by the Servicer.

            If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the outstanding indebtedness secured by the Mortgage upon written demand by the Owner, the Servicer shall deposit, within five (5) Business Days of receipt of such demand or such longer period if the Servicer is able to reasonably demonstrate that it will be able to cause the amount of the unpaid indebtedness to be (i) reinstated and secured under the related Mortgage or (ii) otherwise paid by the respective Mortgagor, the difference between the total outstanding indebtedness and the amount actually collected.

      Section 4.03 Servicing Compensation.

            As consideration for servicing the Mortgage Loans hereunder, the Servicer shall be entitled to retain the applicable Servicing Fee from payments on the Mortgage Loans or to withdraw the applicable Servicing Fee with respect to each Mortgage Loan from the Custodial Account pursuant to Section 2.05 hereof.

            Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein. Without limiting Servicer's right of indemnification pursuant to Section

8.01(c)(viii), in the event a Mortgage Loan fails to meet the Eligibility Criteria, the Servicer shall have to right to adjust its Servicing Fee for such Mortgage Loan. Notwithstanding the foregoing, the Servicer shall have the right to adjust the Servicing Fee as of the first day of each anniversary of the date of this Agreement based on CPI plus one percent (1.0%).

      Section 4.04 Annual Statement as to Compliance.

            The Servicer shall attempt to deliver to the Owner, on or before February 28th, but in no event will it be delivered later than March 15th, of each year beginning in 2005, and on the final Transfer Date, an Officer's Certificate, stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

      Section 4.05 Annual Independent Public Accountants' Servicing Report.

            On or before February 28th but no later than March 15th (of each year beginning 2005) the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such Servicer's duties hereunder until the end of such preceding fiscal year in the case of the first such certificate), and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Servicer's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

      Section 4.06 Right to Examine Servicer Records.

            The Owner shall have the right to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during normal business hours or as otherwise acceptable to the Servicer, upon reasonable advance notice; provided that the Owner shall not so audit more than once per quarter.

      Section 4.07 Compliance with Gramm-Leach-Bliley Act of 1999.

            With respect to each Mortgage Loan and the related Mortgagor, the Servicer shall as required comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, and shall provide all notices required of the Servicer thereunder.

                                   ARTICLE V.

                              SERVICER TO COOPERATE

      Section 5.01 Provision of Information.

            During the term of this Agreement, the Servicer shall furnish to the Owner all reports required hereunder and such other periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonably requested by the Owner or the purposes of this Agreement to the extent such reports or information are readily accessible to the Servicer without undue expense. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions which the Owner may give.

            The Servicer shall execute and deliver all such instruments and take all such action as the Owner may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

            The Servicer shall provide notice to Owner of items specified in and in accordance with Exhibit 17.

      Section 5.02 Financial Statements; Servicing Facilities.

            In connection with marketing the Mortgage Loans or a proposed Reconstitution, the Owner may make available to a prospective purchaser audited financial statements of the consolidated group that includes the Servicer for the most recently completed five fiscal years for which such statements are available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by any Consolidated Statement of Operations; provided that this requirement shall not apply for any year in which Servicer's financial statements are consolidated into those of a corporation subject to the periodic reporting requirements of the Securities Act of 1934. The Servicer also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the corporate group that includes the Servicer (and are available upon request to members or stockholders of the corporate group that includes the Servicer or to the public at large). The Servicer shall furnish promptly to the Owner or a prospective purchaser copies of the statements specified above.

            The Servicer shall make available to the Owner or any prospective Owner a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the corporate group that includes the Servicer, and to permit any prospective purchaser to inspect the Servicer's servicing facilities for the purpose of satisfying such prospective purchaser that the Servicer has the ability to service the Mortgage Loans as provided in this Agreement.

                                  ARTICLE VI.

                                   TERMINATION

        Section 6.01 Termination.

   (a) This Agreement shall continue in full force and effect for an original term (the "Original Term") of three (3) years, commencing on the date hereof and ending at the close of business on the eve of the third anniversary of the date of this Agreement, unless sooner terminated either by mutual agreement or otherwise in accordance with this Agreement. The term of this Agreement automatically shall be extended for successive one (1) year terms (each an "Extension Term") unless either Party delivers written notice of intent not to extend to the other Party not less than one hundred twenty (120) days before the end of (a) the Original Term or (b) any Extension Term.

   (b) The Owner may terminate, at its sole option, the Agreement with respect to some or all of the Mortgage Loans or REO Property, without cause. The Owner shall use its best efforts to provide written notice of such termination to the Servicer by registered mail at least 60 days prior to the effective date of termination; provided that in no event shall the Owner provide such notice less than 30 days prior to the effective date of such termination. In the event the Owner terminates the Servicer without cause with respect to some or all of the Mortgage Loans, except to the extent such termination relates to a Reconstitution, the Owner shall be required to pay to the Servicer the applicable Deboarding Fee, all related costs and expenses of transfer (including, but not limited to, costs and expenses associated with (i) preparing, delivering and/or recording assignments, or (ii) effecting beneficiary name changes on Mortgage Loans registered with MERS, each as applicable) and amounts due under Section 6.02(b).

   (c) Servicer may terminate, at its sole option, the Agreement with respect to some or all of the Mortgage Loans or REO Property, without cause. Such termination shall not be become effective until the earlier of:
         (i) 90 days after the date on which notice of termination is provided by the Servicer in writing and delivered to the Owner by registered mail, or (ii) a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in
         Section 6.02. In the event the -- Servicer terminates the Agreement without cause with respect to some or all of the Mortgage Loans, the Owner shall not be required to pay to the Servicer the applicable Deboarding Fee and Servicer shall pay all its costs and expenses of transfer; provided, however, that the Servicer shall be entitled to reimbursement of amounts due under Section 6.02(b) hereof.

   (d) Servicer may terminate this Agreement upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 6.02. In the event the Servicer terminates this Agreement pursuant to this subsection (d), the Owner shall not be required to pay to the Servicer the applicable Deboarding Fee and Servicer shall pay all its costs and expenses of transfer; provided, however, that the Servicer shall be entitled to reimbursement of amounts due under Section 6.02(b) hereof.

          Section 6.02 Transfer Procedures.

            In the event the Servicer is replaced pursuant to the terms of this Agreement, the Servicer agrees to cooperate reasonably with the Owner and with any party designated as the successor servicer or subservicer in transferring the servicing to such successor servicer. In addition, the Servicer shall be responsible for notifying the related mortgagors of any transfer of servicing in accordance with the requirements of the RESPA and the Cranston Gonzalez National Affordable Housing Act of 1990. On or before the date upon which servicing is transferred from the Servicer to any successor servicer (the "Transfer Date"), the Servicer shall prepare, execute and deliver to the successor servicer any and all documents and other instruments, place in such successor's possession all Mortgage Loan Documents in the possession of the Servicer which are necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the related Mortgage Loans and related documents. The Servicer shall reasonably cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder.

            On the related Transfer Date, the Servicer shall comply with all of the provisions of this Agreement to effect a complete transfer of the servicing with respect to the related Mortgage Loans. Except as otherwise provided in this Agreement, on the related Transfer Date for each related Mortgage Loan, this Agreement, except for Articles VI, VIII, IX and X and Sections 13.01, 13.03, 13.05, 13.06, 13.12, 13.14 and 13.16 which shall survive the related Transfer Date, shall terminate with respect to such Mortgage Loan.

   (a) Mortgage Loans in Foreclosure. The servicing with respect to Mortgage Loans in foreclosure on or before the related Transfer Date shall not be transferred from the Servicer to the Owner or the successor servicer, as the case may be, and such Mortgage Loans shall continue to be serviced by the Servicer pursuant to the terms of this Agreement. However, if the Owner so elects, the Owner may waive the provisions of this paragraph (a) and accept transfer of servicing of such Mortgage Loans and all amounts received by the Servicer thereunder.

   (b) Servicing Advances. Subject to the limitations set forth in the definition of "Nonrecoverable Advances", the Servicer shall be entitled to be reimbursed for all unreimbursed Servicing Advances and any other advances made by the Servicer pursuant to this Agreement with respect to any Mortgage Loan on the related Transfer Date. In addition, the Owner shall cause the Servicer to be reimbursed for any accrued and unpaid Servicing Fees and for any trailing expenses representing Servicing Advances for which invoices are received by the Servicer after the Transfer Date.

                                  ARTICLE VII.

                                BOOKS AND RECORDS

      Section 7.01 Possession of Servicing Files Prior to the related Transfer Date.

            Prior to the related Transfer Date the contents of each Servicing File are and shall be held in trust by the Servicer for the benefit of the Owner as the owner thereof. The Servicer shall maintain in the Servicing File a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Owner. The possession of the Servicing File by the Servicer is at the will of the Owner for the sole purpose of servicing the related Mortgage Loan, pursuant to this Agreement, and such retention and possession by the Servicer is in its capacity as Servicer only and at the election of the Owner; provided that Servicer may keep copies of any records it deems necessary for compliance with any state or federal record retention requirements or as it deems advisable for use in defending any litigation, action or claim. The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Owner, unless such release is required as incidental to the Servicer's servicing of the Mortgage Loans pursuant to this Agreement.

            The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Owner. In particular, the Servicer shall maintain in its possession, available for inspection by the Owner or its designee, and shall deliver to the Owner or its designee upon demand, evidence of compliance with this Agreement, with all federal, state and local laws, rules and regulations, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 2.13. To the extent that original documents (other than documents evidencing the Mortgage Loans) are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide.

            The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. With respect to any assignment or transfer made by the Owner pursuant to Section 8.05 of this Agreement, upon receipt of notice of such assignment or transfer, the Servicer shall cause its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred arising following the date of such sale or transfer. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan.

                                 ARTICLE VIII.

                         INDEMNIFICATION AND ASSIGNMENT

        Section 8.01 Indemnification.

   (a) The Servicer shall defend and indemnify the Owner, its employees, officers, Affiliates, agents and representatives against any and all assessments, judgments, claims (brought by any Person including, without limitation, any third parties, including any governmental authorities), liabilities, losses, costs, damages or expenses whatsoever (including, without limitation, interest penalties and reasonable attorneys' fees, expenses and disbursements in connection with any action, suit or proceeding and any such reasonable attorneys' fees, expenses and disbursements incurred in enforcing any right of indemnification against any indemnitor) (each a "Liability"), sustained by Owner or any of the Persons or entities referenced above resulting from or related to (i) the failure of the Servicer to perform its duties under this Agreement, (ii) the Servicer's breach of the terms of this Agreement, including any of the Servicer's representations, warranties, or covenants contained in this Agreement or (iii) any false statement made by Servicer in any certification provided to Owner pursuant to the Sarbanes-Oxley- Act of 2002.

   (b) [Reserved.]

   (c) The Owner shall defend and indemnify the Servicer, its employees, officers, affiliates, agents and representatives (the "Servicer Indemnified Parties"), against any and all Liability that the Servicer Indemnified Parties may sustain which are caused by or result from (directly or indirectly, in whole or in part):

    (i) (A) the Servicer taking any action, or refraining from taking any action, with respect to any Mortgage Loan or REO Property at or in conformity with the express written direction of the Owner or this Agreement or (B) the Servicer taking and initiating any legal actions with respect to any Mortgage Loans and REO Properties or taking title to any REO Properties on behalf of the Owner, in the name of the Servicer or an Affiliate thereof (in each case, unless such action or omission is taken with a standard of care in contravention of any standard of care required under the Agreement and such contravention is the proximate cause of the claim or action);

    (ii) any breach by the Owner of the terms of this Agreement, including any of the Owner's representations, warranties or covenants contained in this Agreement;

    (iii) the refusal of the Owner or any trustee or custodian in possession of original Mortgage Loan Documents to provide to the Servicer the originals of any Mortgage Loan Documents within a reasonable amount of time after a request for such documents has been received in order to allow the Servicer sufficient time to process satisfactions, payoffs and releases;

    (iv) any act or omission to act of any servicer, sub-servicer, owner or originator of a Mortgage Loan or Mortgaged Property (or any other Person) prior to the Servicing Transfer Date, including, without limitation, any data integrity issue (and any related costs of correcting such issues); provided, however, should the Servicer have actual knowledge of any data integrity error which is likely to materially affect any Mortgage Loan, the Servicer, in consultation with the Owner and at the Owner's expense, will take reasonable efforts to correct such error;

    (v) perpetuating the acts or omissions of prior servicers, including, without limitation, any debt-collector related liability (including, without limitation, effects of abusive or deceptive collection costs, improperly initiated foreclosures and imposition of improper fees or interest charges) unless (A) the Servicer has actual knowledge that perpetuating such act or omission will result in Liability to the Servicer and in conscious disregard of such actual knowledge, nonetheless perpetuates such act or omission, (B) the Servicer knowingly performs an act or omission and such act or omission as a singular act, not in combination with any other act or omission of any prior servicer(s), results in Liability to the Servicer, or (C) the acts or omissions are based on a mistaken or false conception of the law that is obvious, gross and significant and the Servicer, over a period of time, in more than a single instance, continues in its course of servicing to perpetuate such acts or omissions;

    (vi) Owner's or a prior servicer's failure to comply with the Transfer Instructions;

    (vii) advances initially assumed by the Servicer that ultimately are not recoverable from the Mortgagor or other proceeds;

    (viii) any Mortgage Loan not meeting the Eligibility Criteria;

    (ix) any Mortgage Loan classified as "high cost" under the Home Ownership and Equity Protection Act of 1994; or "high cost", or "predatory" or similar designation under any other applicable state, federal or local law;

    (x)    any Mortgage Loan being subject to a Recourse Obligation; or

    (xi)   any Environmental Liability.

            The term "Environmental Liability" shall mean any and all claims, losses, damages, liabilities, judgments, penalties, fines, forfeitures, reasonable legal fees and expenses, and any and all related costs and/or expenses of litigation, administrative and/or regulatory agency proceedings, and any other costs, fees and expenses, suffered or incurred by the Servicer or Owner arising out of or resulting from the introduction of environmentally hazardous materials on any Mortgaged Property before and/or after the date of the Servicer's knowledge thereof, including, without limitation, (a) any liability under or on account of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as the same may be amended from time to time, and/or any other federal or state environmental laws, and specifically including, without limitation, any liability relating to asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition, including the assertion of any lien thereunder, (b) claims brought by third parties for loss or damage incurred or sustained subsequent to the date hereof, and (c) liability with respect to any other matter affecting the Mortgaged Property within the jurisdiction of the federal Environmental Protection Agency or state environmental regulatory agencies pursuant to any state laws, and in the regulations adopted pursuant to any of said laws; provided, however, that the indemnity for Environmental Liability shall not be effective with respect to any liability caused by the Servicer that would otherwise be imposed by reason of the Servicer's willful misfeasance or bad faith in the performance of or failure to perform its duties hereunder.

            The Owner shall not be required to indemnify, or otherwise be liable to, the Servicer or those referenced above, however, for any Liability which the Servicer is required to indemnify for pursuant to Section 8.01(a) above.

      Section 8.02 Limitation on Liability of Servicer and Others.

            (a) Notwithstanding Section 8.01, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Servicer or any such Person against any breach of warranties or representations made herein, its own negligent actions, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Owner of the reasonable legal expenses and costs of such action.

            (b) Notwithstanding Section 8.01, the Servicer shall not be required to indemnify, or otherwise be liable to, the Owner or those referenced above for any Liability which the Owner is required to indemnify for pursuant to Section 8.01(c) above.

      Section 8.03 Limitation on Assignment and Resignation by Servicer.

            The Owner has entered into this Agreement with the Servicer and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall not (a) assign this Agreement or the servicing hereunder or delegate its rights hereunder or any portion hereof without the prior written consent of the Owner, which consent shall be provided at Owner's sole and absolute discretion; provided that the Servicer may assign this Agreement to an Affiliate controlled by General Motors Corporation and capable of performing all of the Servicer's obligations hereunder without the consent of the

Owner; or (b) sell or otherwise dispose of all or substantially all of its property or assets without providing at least 90 days written notice to the Owner.

            Notwithstanding the foregoing, the Servicer may, without the consent of the Owner, retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided, that the retention of such contractors by Servicer shall not limit the obligation of the Servicer to service the Mortgage Loans pursuant to the terms and conditions of this Agreement.

            Notwithstanding any provision in this Agreement to the contrary, the Servicer may at any time upon notice to the Owner, or trustee in the case of a Reconstitution, and without the consent of any party, solely in connection with a financing or other facility (any such arrangement, an "Advance Facility"), assign as collateral security or pledge to another Person all its rights, title and interest under this Agreement to the Servicing Rights and its rights to reimbursement of Servicing Advances.

            Except as provided for in Section 6.01 of this Agreement, the Servicer shall not resign from the obligations and duties hereby imposed on it.

      Section 8.04 Operation of Indemnities.

            If any Person has made any indemnity payments to any other Person pursuant to this Article VIII and such other Person thereafter collects any of such amounts from others, such other Person will repay such amounts collected, together with any interest collected thereon. The provisions of this Article VIII shall survive any termination of this Agreement, the liquidation of any Mortgage Loan, or the transfer or assignment by the Owner to another Person of any Mortgage Loan or REO Property or any interest in any Mortgage Loan or REO Property.

      Section 8.05 Assignment by Owner.

            No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. The Owner shall have the right to assign its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any Person to exercise any rights of the Owner hereunder; provided that (a) Owner and such Person execute an Assignment and Assumption Agreement mutually acceptable to Owner and Servicer; (b) such Person has a tangible net worth of $20 million or such Person is otherwise reasonably acceptable to the Servicer, (c) there shall not be more than three owners of the Mortgage Loans exclusive of the Mortgage Loans included in a Pass-Through Transfer, and (d) the Owner provides the Servicer with written notice of the transfer 30 days prior to the effective date of such transfer.

            Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans and the Owner as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption (except that Articles VI, VIII, IX and X and Sections 13.01, 13.05, 13.11, 13.14 and 13.15 shall survive such transfer). All references to the Owner in this Agreement shall be deemed to include its permitted assignee or designee.

      Section 8.06 Merger or Consolidation of the Servicer.

            Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business includes the servicing of mortgage loans and shall have a tangible net worth not less than $25,000,000.

                                  ARTICLE IX.

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF OWNER

            As of the Closing Date, the Owner warrants and represents to, and covenants and agrees with, the Servicer as follows:

      Section 9.01 Organization and Good Standing; Licensing.

            The Owner is a Delaware limited liability company duly organized and validly existing and has the power and authority to own its assets and to transact the business in which it is currently engaged.

      Section 9.02 Authorization; Binding Obligations.

            The Owner has the power and authority to make, execute, deliver and perform this Agreement, and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Owner enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

      Section 9.03 No Consent Required.

            The Owner is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made or as to which the failure to obtain or make will not materially adversely affect the ability of the Owner to perform all obligations hereunder.

      Section 9.04 No Violations.

            The execution, delivery and performance of this Agreement by the Owner will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Owner, except for violations that will not adversely affect the Owner's ability to perform its obligations under this Agreement or the certificate of incorporation of the Owner, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Owner is a party or by which the Owner may be bound.

      Section 9.05 Litigation.

            No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or to the knowledge of the Owner threatened, against the Owner or with respect to this Agreement, which if adversely determined would have a material adverse effect on the transactions contemplated by this Agreement.

      Section 9.06 Ownership.

            With respect to each Mortgage Loan, Owner is the owner of all right, title, and interest in and to the Mortgage Loan (and the servicing rights appurtenant thereto). Each Mortgage Loan is a valid and collectible obligation of the respective Mortgagor.

      Section 9.07 Service Contracts.

            The Owner shall reimburse the Servicer for any costs or expenses incurred to transfer tax service contracts and flood service contracts or to obtain contracts that are not existing or transferable to the Servicer. Owner agrees to reimburse Servicer a) $85 for each such obtained tax service contract,
b) $19 for each such obtained flood service contract, c) an amount not to exceed $3 for each such transferred tax service contract and d) an amount not to exceed $2 for each such transferred flood service contract; provided, however, that none of the amounts for which Owner is obligated to reimburse Servicer in this
Section 9.07 shall exceed the actual out-of-pocket expense incurred by Servicer to obtain and/or transfer such contracts.

      Section 9.08 Accuracy.

            The information provided in the Mortgage Loan Schedule is, in the aggregate, true and correct in all material respects as of the Servicing Transfer Date.

                                   ARTICLE X.

                   REPRESENTATIONS AND WARRANTIES OF SERVICER

            As of the Closing Date and each Effective Date, the Servicer warrants and represents to, and covenants and agrees with, the Owner as follows:

      Section 10.01 Due Organization and Authority.

            The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement. The Servicer has the power and authority to make, execute, deliver and perform this Agreement, and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

      Section 10.02 Ordinary Course of Business.

            The Servicer has full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

      Section 10.03 No Violation.

            None of the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Servicer's articles of incorporation or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

      Section 10.04 Ability to Service.

            The Servicer has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to enforce and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located.

      Section 10.05 Ability to Perform.

            The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

      Section 10.06 Litigation.

            No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or to the knowledge of the Servicer threatened, against the Servicer or with respect to this Agreement, which if adversely determined would have a material adverse effect on the transactions contemplated by this Agreement.

      Section 10.07 No Consent Required.

            The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made or as to which the failure to obtain or make will not materially adversely affect the ability of the Servicer to perform all obligations hereunder.

      Section 10.08 Servicing Practices.

            The collection and servicing practices used by the Servicer, with respect to each Mortgage Note and Mortgage will in all material respects be legal and in accordance with the Mortgage Loan Documents and Accepted Servicing Practices. With respect to escrow deposits and payments that the Servicer collects, all such deposits and payments, to the extent not remitted to Owner or otherwise used pursuant to this Agreement, will be in the possession of, or under the control of, the Servicer, and there will exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or other charges or payments due under the Mortgage Note will be capitalized by Servicer under any Mortgage or the related Mortgage Note.

      Section 10.09 Good Standing.

            The Servicer is in good standing to service mortgage loans for Fannie Mae and Freddie Mac and no event has occurred which would make the Servicer unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac.

      Section 10.10 Statements.

            No written statement, report or other document furnished or to be furnished pursuant to this Agreement contains or will contain any statement that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.

      Section 10.11 Fraud or Misrepresentation.

            No fraud or misrepresentation of a material fact with respect to the servicing of a Mortgage Loan will take place on the part of the Servicer.

      Section 10.12 Notification.

            At the time Servicer commences servicing the Mortgage Loans, either
(i) the Servicer will have complied with its obligations with respect to the Cranston Gonzales National Affordable Housing Act of 1990, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act or (ii) such notification is not required.

                                   ARTICLE XI.

                                     DEFAULT

      Section 11.01 Events of Default.

The occurrence of any of the following shall constitute an event of default hereunder ("Event of Default"):

            (a) On the part of Servicer (a "Servicer Event of Default"), if

                  (i) Servicer shall (x) fail to comply in any material respect with any of the covenants and agreements applicable to it under this Agreement, or (y) breach in any material respect any of the representations or warranties set forth herein that are made by it, in either case, other than as a result of Owner's breach of this Agreement, and such breach or failure shall not be cured within the period set forth in Section 11.01(c);

                  (ii) a failure of Servicer to comply with applicable Investor or Insurer requirements that results in either (x) the termination by the applicable Investor or Insurer of the applicable Servicing Agreement, the termination of which has a Material Adverse Effect or (y) the loss by Owner of the related Servicing rights or the right to permit Servicer to perform the servicing hereunder with respect thereto, the loss of Servicing rights the result of which would have a Material Adverse Effect;

                  (iii) an insolvency, bankruptcy or similar proceeding shall have been commenced with respect to Servicer, or a decree or order of an appropriate court, agency or supervisory authority for the appointment of a conservator, receiver or liquidator shall have been entered against Servicer and such decree or order is not vacated or such proceeding is not dismissed within sixty (60) days thereafter;

                  (iv) Servicer shall fail to comply with Section 2.11 herein and such failure is not cured within fifteen (15) days following applicable written notice;

                  (v) Servicer (A) is downgraded by Fitch or S&P by more than one level as of any rating period or (B) fails to maintain (1) a special servicing rating of RSS3 or higher from Fitch or (2) special servicing or subprime servicing rating of Average or higher from S&P; or

                  (vi) the Servicer ceases to be approved by either Fannie Mae or Freddie Mac (to the extent such entities are then operating in a capacity similar to that in which they operate on the date of this Agreement) as a mortgage loan servicer for more than thirty (30) days.

            (b) On the part of Owner (a "Owner Event of Default"), if:

                  (i) Owner shall (a) fail to comply in any material respect with the covenants and agreements applicable to it under this Agreement, or (b) breach in any material respect any of the representations or warranties set forth herein that are made by it in either case, other than as a result of Servicer's acts or omissions, that, in either case, is not cured within any applicable cure period contained in Section 7.1(c) hereof;

                  (ii) a failure of Owner to comply with applicable Investor or Insurer requirements that results in either (x) the termination by the applicable Investor or Insurer of the applicable Servicing Agreement, the termination of which has a Material Adverse Effect or (y) the loss by Owner of the related Servicing rights or the right to permit Servicer to perform the servicing hereunder with respect thereto, the loss of Servicing rights of which has a Material Adverse Effect; or

                  (iii) an insolvency, bankruptcy or similar proceeding shall have been commenced with respect to Owner, or a decree or order of an appropriate court, agency or supervisory authority for the appointment of a conservator, receiver or liquidator shall have been entered against Owner and such decree or order is not vacated or such proceeding is not dismissed within sixty (60) days thereafter.

            (c) Without limiting the rights of any Party under Article VIII hereof, a Party shall have three (3) Business Days following a breach of the obligation to pay amounts due hereunder or sixty (60) calendar days following the occurrence of any other breach or failure to perform referred to in Section 11.0.1(a)(i) or Section 11.01(b)(i)), to cure or correct such breach or failure, assuming such breach or failure is reasonably capable of cure, in the reasonable judgment of the non-defaulting Party, which sixty (60) day period shall be extended for an additional thirty (30) day period if, in the reasonable judgment of the non-defaulting Party, such default is capable of prompt cure, and appropriate corrective action is instituted by the defaulting Party within the initial sixty (60) day period and the defaulting Party diligently pursues such cure.

      Section 11.02 Waiver of Defaults.

            The Owner may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE XII.

                                     CLOSING

      Section 12.01 Closing Documents.

            The Closing Documents for the Mortgage Loans to be serviced hereunder on each Closing Date shall consist of fully executed originals of the following documents:

      1. this Agreement (to be executed and delivered only for the initial Closing Date);

      2. with respect to the initial Closing Date, a Custodial Account Letter Agreement or a Custodial Account Certification, as applicable, as required hereunder, in the form of either Exhibit 2 or 3 hereto;

      3. with respect to the initial Closing Date, an Escrow Account Letter Agreement or an Escrow Account Certification, as applicable, as required hereunder, in the form of either Exhibit 4 or 5 hereto;

      4. with respect to the initial Closing Date, an Officer's Certificate, in the form of Exhibit 7 hereto, with respect to the Servicer, including all attachments thereto; with respect to subsequent Closing Dates, an Officer's Certificate upon request of the Owner; and

      5. with respect to the initial Closing Date, a Corporate Resolution in the form of Exhibit 13 hereto.

                                 ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS

      Section 13.01 Notices.

            All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested:

            (a) If to Owner to:

                Oak Street Mortgage, LLC
                450 Carillon Parkway, Suite 100
                St. Petersburg, FL 33716
                Attention: Jeff Bransford

            With a copy to:

                Oak Street Mortgage, LLC
                11595 N. Meridian St., Suite 400
                Carmel, IN 46032
                Attention: Leah Grinnen

            (b) If to Servicer:

                GMAC Mortgage Corporation
                100 Witmer Road |
                Horsham, PA 19044
                Attention: Executive Vice President of National Loan
                           Administration
                Telecopier No: (215) 682 1300

            With a Copy to:

                GMAC Mortgage Corporation
                3451 Hammond Ave.
                Waterloo, IA 50702-5345
                Attention: General Manager
                Telecopier No: (319) 236-5175

            With a Copy to:

                GMAC Mortgage Corporation
                100 Witmer Road
                Horsham, PA  19044
                Attention: General Counsel
                Telecopier No: (215) 682-1467

      Section 13.02 Waivers.

            The Servicer or the Owner may, by written notice to the others:

    (a) Waive compliance with any of the terms, conditions or covenants required to be complied with by the others hereunder; and

    (b) Waive or modify performance of any of the obligations of the others hereunder.

            The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

      Section 13.03 Entire Agreement; Amendment.

            This Agreement, including all documents and exhibits incorporated by reference herein, constitutes the entire agreement between the parties with respect to servicing of the Mortgage Loans. This Agreement may be amended and any provision hereof waived, but, only in writing signed by the party against whom such enforcement is sought.

      Section 13.04 Execution; Binding Effect.

            This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 8.03 and 8.04, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective permitted successors and assigns.

      Section 13.05 Headings.

            Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

      Section 13.06 Applicable Law.

            THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES), EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

      Section 13.07 Relationship of Parties.

            Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties. The duties and responsibilities of the Servicer shall be rendered by it as an independent contractor and not as an agent of the Owner. The Servicer shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement.

      Section 13.08 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 13.09 Recordation of Assignments of Mortgage.

            To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Owner or the Owner's designee.

      Section 13.10 Exhibits.

            The exhibits to this Agreement are hereby incorporated and made a part hereof and are integral parts of this Agreement.

      Section 13.11 Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

      Section 13.12 No Solicitation.

            From and after the date hereof, neither the Servicer nor any Affiliate of the Servicer shall solicit the Mortgagors for purposes of prepayment or refinance or modification of the Mortgage Loans. Nothing in this
Section 13.12 shall prohibit the Servicer from generalized advertising, including on its website, monthly account statements which are not targeted exclusively at the Mortgagors, or "VRU" recorded communications or otherwise engaging in a program directed to the general public at large to encourage or recommend mortgage loan products and other products and services provided by the Servicer or such Affiliate or from taking applications for refinance from Mortgagors as a result therefrom. Servicer may solicit the Mortgagors for non-mortgage loan products with the written consent of the Owner. Servicer and Owner mutually agree to develop procedures to facilitate communications as it relates to Mortgagors contacting Servicer about refinance opportunities.

      Section 13.13 Cooperation of Servicer with a Reconstitution.

            The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, the Owner may effect either:

                  (1)   one or more Whole Loan Transfers; or

                  (2)   one or more Pass-Through Transfers;

provided, however, that no Mortgage Loan shall be reconstituted more than two
(2) times. The Servicer and the Owner acknowledge and agree that the Servicer is not obligated hereunder to act as servicer in any Reconstitution and the Owner is not obligated hereunder to offer the Servicer the opportunity to act as servicer in any Reconstitution. As it relates to the initial Reconstitution only, Owner agrees to reimburse Servicer for its out-of-pocket legal expenses, not to exceed $10,000.

            The Servicer shall reasonably cooperate with the Owner in connection with any Whole Loan Transfer or Pass-Through Transfer contemplated by the Owner pursuant to this Section 13.13, provided, however, that under no circumstances and in no event shall such cooperation include any act of the Servicer or any event affecting the Servicer which would materially increase the Servicer's liabilities or obligations beyond those liabilities and obligations contained in this Agreement (except as otherwise set forth in this Section 13.13).

            In connection with any Reconstitution in which the Owner and the Servicer have agreed that the Servicer shall act as the servicer in the Reconstitution, the Owner shall deliver any agreement (the "Reconstitution Agreement") or other document related to the Whole Loan Transfer or Pass Through Transfer to the Servicer at least 10 Business Days prior to such transfer; the Servicer's refusal to cooperate with Owner based on late delivery of such documents shall result in no liability to the Servicer. Such Reconstitution Agreement may, in the Owner's discretion, contain contractual provisions not set forth in this Agreement, including, but not limited to, (i) customary certificate payment delays, (ii) servicer advance requirements for the advancing of delinquent scheduled payments of principal and interest through liquidation (unless deemed non-recoverable), (iii) servicer obligations to pay compensating interest for prepayment interest shortfalls (to the extent of the monthly servicing fee payable to the servicer), (iv) representations and warranties (dated as of the Reconstitution Date) of the Servicer conforming in all material respects to the representations and warranties in this Agreement, (v) such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Mortgage Loans, and other provisions that conform to secondary market standards for mortgage-backed securities backed by mortgage loans similar to the Mortgage Loans or as may be required by one or more Rating Agencies and (vi) a certification or report similar to those referenced in Sections 4.04 and 4.05 relating to the requirement that a certification or report under the Sarbanes-Oxley Act of 2002, as amended, be delivered to the subsequent purchaser or master servicer. The Servicer shall promptly review such Reconstitution Agreement and/or related documents, and provided that such Reconstitution Agreement contains servicing provisions substantially similar to those herein or otherwise acceptable to the Servicer in its sole discretion, shall execute such Reconstitution Agreement and/or related documents. The Servicer's refusal to execute any Reconstitution Agreement or related documents may be based on any provision which materially (a) increases the liability of the Servicer and/or (b) affects Servicer's profitability from that contemplated in this Agreement. The Owner hereby agrees to reimburse the Servicer for reasonable expenses incurred by the Servicer that relate to reviewing and commenting on the Reconstitution Agreement for such Whole Loan Transfer or Pass-Through Transfer. Any cooperation from the Servicer in connection with any Whole Loan Transfer or Pass-Through Transfer contemplated by this Section shall include, at Servicer's expense, delivery of a legal opinion relating to the Servicer substantially similar to that attached hereto as
Exhibit 14, the furnishing of information for use in an offering document for such Pass-Through Transfer, conforming to market standards for Pass-Through Transfers of this type, relating to the Servicer and its servicing practices and portfolio (the "Servicer Information") substantially similar to that attached hereto as Exhibit 15. The Servicer agrees to assist Owner in its obtaining an accountant comfort letter, at the expense of the Owner. The Servicer shall indemnify the Owner, each Affiliate of the Owner participating in any such Reconstitution and each Person who controls the Owner or such Affiliate, and their respective officers and directors, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses ("Losses") that each of them may sustain in any way related to the Servicer Information. The Owner shall indemnify the Servicer and each Person who controls the Servicer or such Affiliate and hold each of them harmless from and against any Losses that each of them may sustain in any way related to any information provided by the Owner in any offering document prepared in connection with any Reconstitution.

            If requested by the Owner in connect with any Reconstitution, the Servicer and the Owner shall execute a letter agreement setting forth the indemnification obligations set forth in this Section 13.13. In the event that the Servicer is not the master servicer, servicer or sub-servicer with respect to a Reconstitution, any and all reasonable out-of-pocket costs, fees and expenses incurred by Servicer in connection with the foregoing ("Transfer Expenses") shall be reimbursed by Owner and Owner shall also pay the Servicer the Deboarding Fee after receipt of an invoice therefor in accordance with Section 6.4. Transfer Expenses for which Servicer is entitled to reimbursement of shall not exceed $25 per such Mortgage Loan and shall cover exclusively the costs associated with (i) providing "goodbye" letters to the applicable Mortgagors, (ii) retrieving and shipping Mortgage Loan Files, (iii), notifying taxing authorities and insurance carriers of the transfer, and (iv) providing the successor servicer with reasonably requested hard copy information pertaining to the Mortgage Loans. Notwithstanding the foregoing, Owner shall reimburse Servicer for any costs it incurs for the providing transfer related services in excess of (i), (ii), (iii), and (iv) above. Any execution of a subservicing agreement or pooling and servicing agreement by the Servicer shall be conditioned on the Servicer receiving the Securitization Servicing Fee or such other servicing fee acceptable to Servicer. Notwithstanding any provision to the contrary in this Agreement, in the event that the Servicer is the master servicer, servicer or sub-servicer with respect to a Reconstitution, the Owner agrees that in such Reconstitution any servicing performance termination triggers shall be approved by the Servicer in its reasonable discretion; provided, that in the event that the Servicer does not reasonably approve any servicing performance termination triggers, the Owner shall, with respect to the Reconstitution, have the right to terminate the Servicer hereunder (a "Servicing Performance Trigger Termination") and designate a successor servicer to act as master servicer, servicer or sub-servicer. In the event of a Servicing Performance Trigger Termination, (a) if the successor servicer charges a boarding fee or other similar fee to assume the servicing of the Mortgage Loans, the Servicer shall entitled to an amount equal to one-half of the applicable Deboarding Fee with respect to such Mortgage Loans, and (b) if the successor servicer does not charge a boarding fee or other similar fee, the Servicer shall be entitled to the applicable Deboarding Fee.

            All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

      Section 13.14 Waiver of Trial by Jury.

            THE SERVICER AND THE OWNER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      Section 13.15 Force Majeure.

            The parties to this Agreement will not be responsible for delays or failures in performance of their obligations under this Agreement resulting from acts of God, strikes, riots, acts of war, terrorism, earthquakes or other similar events. A party excused from performance pursuant to this Section shall exercise reasonable efforts to continue to perform its obligations hereunder and shall thereafter continue with reasonable due diligence and good faith to remedy its inability to so perform, except that nothing herein shall obligate either party to settle a strike or labor dispute when it does not wish to do so.

      Section 13.16 LIMITATION OF DAMAGES.

            NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO THIRD PARTY CLAIMS MADE AGAINST A PARTY.

                        [SIGNATURES APPEAR ON NEXT PAGE]

            IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                               OAK STREET MORTGAGE, LLC
                                                   (Owner)

                                               By: /s/ Dennis Trent
                                                   Name: Dennis Trent
                                                   Title: Vice President

                                               GMAC MORTGAGE CORPORATION
                                                   (Servicer)

                                               By: /s/ Wesley B. Howland
                                                   Name: Wesley B. Howland
                                                   Title: Vice President

                                   EXHIBIT 1a

                           REMITTANCE ADVICE (Sample)

GMAC MORTGAGE - NATIONAL LOAN
ADMINISTRATION

                       Oak Street Mortgage
                   Monthly Disbursement Report
                         April 30, 2004

                                               $         -
COLLECTIONS

LOAN SET UP FEE                                $         -

BASE SERVICING FEE
   Per Loan Fee                                $         -
   Arm Loans                                   $         -

DELINQUENT SERVICING FEE
   > 30 Days                                   $         -
   Bankruptcy                                  $         -
   Foreclosure                                 $         -

TRANSFER OUT FEE
   10                                          $         -
   11 to 200                                   $         -
   >200                                        $         -

OTHER ADJUSTMENTS
   Net (Advances)/Recovery                     $         -

TOTAL DUE TO (FROM) CLIENT                     $         -

                                    Exh.1a-1

                                   EXHIBIT 1b

                             TRIAL BALANCE (Sample)

                                                                                                                            Gross
Servicer Loan  Investor Loan  Next Due             Interest                                                   Principal    Interest
   Number          Number       Date    Date Paid    Rate    Principal Balance  Escrow Balance  P&I Payment   Collected   Collected
-------------  -------------  --------  ---------  --------  -----------------  --------------  -----------  -----------  ----------
  999999999      999999999    04/10/03                5.5      $   23,362.82    $      464.37   $    189.55  $         -  $        -
  999999999      999999999    05/01/01  05/05/03       11      $  129,600.65    $  (25,552.42)  $  1,371.35  $    181.68  $ 1,189.67
  999999998      999999998    06/01/03  05/12/03     9.55      $   28,902.57    $      718.43   $    290.51  $     60.02  $   230.49
  999999998      999999998    06/01/03  05/15/03     4.25      $           -    $           -   $         -  $307,588.90  $ 1,414.36
  999999997      999999997    06/01/03  05/15/03      5.5      $   23,362.82    $      464.37   $    189.55  $         -  $        -
  999999996      999999996    06/01/03  05/15/03       11      $  129,600.65    $  (25,552.42)  $  1,371.35  $    181.68  $ 1,189.67
  999999995      999999995    06/01/03  05/15/03     9.55      $   28,902.57    $      718.43   $    290.51  $     60.02  $   230.49
  999999995      999999995    06/01/03  05/15/03     4.25      $           -    $           -   $         -  $307,588.90  $ 1,414.36
  999999994      999999994    06/01/03  05/15/03       11      $   23,362.82    $      464.37   $    189.55  $         -  $        -
  999999994      999999994    06/01/03  05/15/03     9.55      $  129,600.65    $  (25,552.42)  $  1,371.35  $    181.68  $ 1,189.67
  999999993      999999993    06/01/03  05/15/03     4.25      $   28,902.57    $      718.43   $    290.51  $     60.02  $   230.49
ACTIVE                   9                                     $  545,598.12    $  (73,108.86)  $472,489.26  $615,902.90  $ 7,089.20
   PAYOFF                2

                                    Exh. 1b-1

                                    EXHIBIT 2

                         CUSTODIAL ACCOUNT CERTIFICATION

                                                                _______ __, 200_

            The Servicer hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 2.06 of the Servicing Agreement, dated as of ____________ 1, 2004, Fixed and Adjustable Rate B/C Mortgage Loans.

Title of Account:                "GMAC Mortgage Corporation in trust for Oak
                                 Street Mortgage, LLC, re:  Fixed and Adjustable
                                 Rate Sub-Prime Residential Mortgage Loans."

Account Number:                  ______________________________
Address of office or branch
of the Servicer at
which Account is maintained:     ______________________________

                                                [______________________________]
                                                           Servicer

                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________
                                               Date:____________________________

                                    Exh. 2-1

                                    EXHIBIT 3
                       CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                                _______ __, 200_

To: _______________________
    _______________________
    _______________________
    (the "Depository")

            As Servicer under the Servicing Agreement, dated as of ____________ 1, 2004, Fixed and Adjustable Rate Sub-Prime Residential Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 2.06 of the Agreement, to be designated "[___________________________], as servicer, in trust for [Company Name]" All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                                [______________________________]
                                                           Servicer

                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________
                                               Date:____________________________

                                     Exh.3-1

            The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.

                                                 _______________________________
                                                          Depository

                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________
                                               Date:____________________________

                                     Exh.3-2

                                    EXHIBIT 4
                          ESCROW ACCOUNT CERTIFICATION

                                                             _________ ___, 200_

            ________________________ hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 2.08 of the Servicing Agreement, dated as of ____________ 1, 2004, Fixed and Adjustable Rate Sub-Prime Residential Mortgage Loans.

Title of Account:               "GMAC Mortgage Corporation, in trust for Owners
                                of Residential Fixed and Adjustable Rate
                                Mortgage Loans, and various Mortgagors."

Account Number:                 _________________________
Address of office or branch
of the Servicer at
which Account is maintained:    _________________________

                                         _______________________________________

                                         _______________________________________

                                         _______________________________________

                                                [______________________________]
                                                           Servicer

                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________
                                               Date:____________________________

                                     Exh.4-1

                                    EXHIBIT 5
                         ESCROW ACCOUNT LETTER AGREEMENT

                                                               _______ ___, 200_

To: ___________________________________

    ___________________________________

    ___________________________________
    (the "Depository")

            As Servicer under the Servicing Agreement, dated as of ____________ 1, 2004, Fixed and Adjustable Rate Sub-Prime Residential Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 2.08 of the Agreement, to be designated as "[___________________________], in trust for the Owners of Residential Fixed and Adjustable Rate Mortgage Loans, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                                [______________________________]
                                                            Servicer

                                                By:_____________________________

                                                Name:___________________________

                                                Title:__________________________

                                                Date:___________________________

                                     Exh.5-1

            The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.

                                                 _______________________________
                                                           Depository

                                                By:_____________________________

                                                Name:___________________________

                                                Title:__________________________

                                                Date:___________________________

                                     Exh.5-2

                                    EXHIBIT 6

                              ELIGIBILITY CRITERIA

Each Mortgage Loans subject to this Agreement will: a) be a sub-prime mortgage loan, b) be either a first mortgage loan or closed-end second mortgage loan, c) have either a fixed interest rate or be an Adjustable Rate Mortgage Loan and d) be collateralized by a 1-4 family residential property.

None of the Mortgage Loans will a) be a FHA or VA mortgage loan, b) be a home equity line of credit, or c) classified as "high cost" under the Home Ownership and Equity Protection Act of 1994; or "high cost", or "predatory" under any other applicable state, federal or local law.

                                     Exh.6-1

                                    EXHIBIT 7
                    FORM OF SERVICER'S OFFICER'S CERTIFICATE

            I, ____________________, hereby certify that I am the duly elected [Vice] President of [___________________________], a federal savings bank organized under the laws of the United States (the "Company") and further as follows:

1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver the Servicing Agreement, dated as of ____________ 1, 2004, among the Company, and [Company Name] (the "Owner"), (the "Servicing Agreement") and such resolutions are in effect on the date hereof.

5. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed (a) the Servicing Agreement, and (b) any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on
      Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

                                     Exh.7-1

                  IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:__________________________                 By:____________________________
                                                 Name:__________________________
[Seal]                                           Title: [Vice] President

            I, ________________________, an [Assistant] Secretary of
[___________________________], hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

            IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:__________________________                 By:____________________________
                                                 Name:__________________________
[Seal]                                           Title: [Assistant] Secretary

                                    Exh.7-2

                                  EXHIBIT 5 to
                         Company's Officer's Certificate

      NAME                     TITLE                 SIGNATURE
-------------------     -------------------     -------------------
-------------------     -------------------     -------------------

-------------------     -------------------     -------------------

-------------------     -------------------     -------------------

-------------------     -------------------     -------------------

-------------------     -------------------     -------------------

-------------------     -------------------     -------------------

                                    Exh.7-3

                                    EXHIBIT 8
                             MORTGAGE LOAN DOCUMENTS

            The following documents shall constitute the Mortgage Loan Documents with respect to each Mortgage Loan:

            (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the loan seller that state law so allows. If the Mortgage Loan was acquired by the loan seller in a merger, the endorsement must be by "[Last Endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by "[Last Endorsee], formerly known as [previous name]";

            (b) the original of any guarantee executed in connection with the Mortgage Note;

            (c) the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the loan seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the loan seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the loan seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the loan seller; or
      (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (d) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

            (e) the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is

                                    Exh. 8-1
      located or on direction of the Owner as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Owner. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the loan seller in a merger, the Assignment of Mortgage must be made by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the loan seller while doing business under another name, the Assignment of Mortgage must be by "[Seller], formerly known as [previous name]";

            (f) the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Originator to the Last Endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the loan seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officers Certificate of the loan seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the loan seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;


            (g) The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company;

            (h) original powers of attorney, if applicable, or, if in connection with any Mortgage Loan, the loan seller cannot deliver or cause to be delivered the original power of attorney with evidence of recording thereon, if applicable, on or prior to the Closing Date because of a delay caused by the public recording office, the loan seller shall deliver or cause to be delivered to the Custodian, a photocopy of such power of attorney, together with an Officer's Certificate of the loan seller (or certified by the title company, escrow agent, or closing attorney) stating that such power of attorney has been dispatched to the appropriate public recording office for recordation and that the original recorded power of attorney or a copy of such power of attorney certified by such public recording office to be a true and complete copy of the original recorded power of attorney will be promptly delivered to the Custodian upon receipt thereof by the loan seller; and

                                    Exh. 8-2

            (i) security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage.

            The following documents, together with the Mortgage Loan Documents, shall constitute the Mortgage File with respect to each Mortgage Loan:

            (a) The original hazard insurance policy and, if required by law, flood insurance policy.

            (b) Residential loan application.

            (c) Mortgage Loan closing statement.

            (d) Verification of employment and income except for Mortgage Loans originated under a Limited Documentation Program.

            (e) Verification of acceptable evidence of source and amount of downpayment.

            (f) Credit report on the Mortgagor.

            (g) Residential appraisal report, if available.

            (h) Photograph of the Mortgaged Property.

            (i) Survey of the Mortgaged Property, if any.

            (j) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

            (k) All required disclosure statements.

            (l) If available, termite report, structural engineer's report, water potability and septic certification.

            (m) Sales contract, if applicable.

            (n) Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

            (o) Amortization schedule, if applicable.

                                    Exh. 8-3

                                    EXHIBIT 9
                             MORTGAGE LOAN SCHEDULE

                                    Exh. 9-1

                                   EXHIBIT 10

                                   TERM SHEET

Loan Set Up Fee Per Loan            $8.00

Service Fee Per Loan                14 basis points annually, paid monthly based
                                    on the principal balance outstanding as of
                                    1) the last day of a given month or 2) the last day for which Servicer services such loan, if such loan is serviced by Servicer hereunder for a period of less than one month.

      In the event at any time the principal balance of Mortgage Loans in a second lien position, expressed as a percentage of the total principal balance of all Mortgage Loans serviced hereunder as of the same period of time, exceeds 30%, then the Service Fee Per Loan to which Servicer is entitled to retain will be as follows:

% of second-lien Mortgage Loans                           Service Fee Per Loan
-------------------------------                           --------------------
         35% - < 45%                                       15 basis points

         45% - < 55%                                       17 basis points

         55% - < 65%                                       20 basis points

         65% - < 75%                                       22 basis points

         > = 75%                                           25 basis points

Default Fees
     Recovery Collection              45% of recovered amount
     Title Remediation                $500 (with Owner's consent and if Owner
                                      unable to correct)
     REO Disposition                  1% of gross sales price or $1,500,
                                      whichever is greater

Ancillary Income
     Late Charges                     Retained by Subservicer
     Principal and Interest Float     Retained by Subservicer
     Escrow and Interest Float        Retained by Subservicer
     Servicing Activity Fees          Retained by Subservicer
     Mortgagor Prepayment Fees        Retained by Owner

Deboarding Fee Per Loan               As detailed in the following table.  The
                                      Deboarding Fee Per Loan will be the
                                      aggregate of the Flat Fee and the Per Loan
                                      Fee. Applicable, in aggregate or on a loan by loan basis, to termination without cause and exclusive of out-of-pocket, transfer-related expenses that are to be paid by Owner:

                                    Exh. 10-1

# OF LOANS             FLAT FEE                    PER LOAN FEE
----------             --------                    ------------
<= 100                     $50            $8.00
101 to 200                 $50            $7.00
201 to 999                 $50            $5.00
>= 1,000                   $50            Subject to the requirements of the
                                          transfer.  As mutually agreed by
                                          Owner and Subservicer

Minimum Monthly Charge                $10,000 (assessed after month 3)

Contract Termination Fee              $50,000 (if Servicer is terminated without
                                      cause). This fee is in addition to the
                                      Deboarding Fee Per Loan and out-of-pocket expenses as described in the Agreement.)

                                    Exh. 10-2

                                   EXHIBIT 11

                              TRANSFER INSTRUCTIONS
                             I TRANSMISSION OF DATA

To meet GLBA guidelines and provide a secure method of transferring customer information, GMAC Mortgage requires one of the following forms of data transmission. This includes the transmission of test and conversion data files (WILMA), trial balances, loan histories, and any other reports which contain customer specific data (e.g., name, address, loan number, SSN, etc.).

      1. FTP Transmission with encryption (approx. 3 weeks to implement) - GMAC Mortgage requires the following information to implement this process: contact name, email address, phone number and the name or IP address of the source computer.

            Delivery Notification Method: Send an email regarding the FTP transmission to: LSU_shared@gmacm.com Such notification shall include the number of loans in the transmission. Email subject line format: Transfer Date, Company Name, # of loans (e.g., 6/1/04, ABC Mortgage, 100 loans)


      2. Email with encrypted attachment (less than 1 week to implement) - GMAC Mortgage recommends PGP-encryption which combines strong (128-bit) encryption and digital signatures for secure attachments. PGP Corporation offers several products for PGP encryption. `PGP Personal Desktop' product is a low cost version that will work for data transmission to GMAC Mortgage. The following is a web site link to that product:
            http://www.pgp.com/products/desktop/personal/features.html

            GMAC Mortgage will assist you in any way to implement this product. If you are unable to attain a license, we will supply a temporary license for you.

            Delivery Method: Email files to: GMACM_Transfers@gmacm.com. Email subject line format: Transfer Date, Company Name, # of loans (e.g., 6/1/04, ABC Mortgage, 100 loans)


      3. Password protected CD-ROM delivered to GMAC Mortgage. Password to be provided to GMACM via email or telephone.

            Delivery Method: Ship via overnight express (e.g., FedEx) the CD-ROM to:

                                  GMAC Mortgage
                          Attn: (Transfer Coordinator)
                               3451 Hammond Avenue
                               Waterloo, IA 50702

                                    Exh. 11-1

                               II MANUAL TRANSFERS


For any portfolio determined to be a manual conversion process, Servicer will provide the following for each loan included in the manual transfer. See Section I TRANSMISSION OF DATA for delivery options.

A) ELECTRONIC DATA FILES

      1. Seller will provide a test file of the WILMA Layout (see Attachment 1 - Electronic Data File) no later than 30 days prior to the Transfer Date. Fields should be populated with value, dollar, zero or blank. Do not use NA. Within 48 hours of receipt, GMAC Mortgage will review the file and advise Seller of any problems. GMAC Mortgage may request the Seller to transmit additional information.

      2. Within 1 Business Day after the Transfer Date, Seller shall provide a final conversion file (data as of Transfer Cutoff Date) of the WILMA Layout. Within 24 hours of receipt, GMAC Mortgage will review the file and advise Seller of any problems. GMAC Mortgage may request the Seller to transmit additional information.

            a. The conversion file shall include all loans funded by the investor. Any loans which were paid in full prior to the Transfer Date should reflect a zero principal balance and the date of payoff should be noted.

B) TRIAL BALANCE

      1. The following documentation must be submitted two (2) business days after Transfer Cutoff Date via fax (319-236-4633 Attention: Transfer Coordinator) or email as an encrypted attachment:

            - One copy of detailed trial balance for total portfolio providing total number of loans, total outstanding principal balance, total P&I, total T&I, total suspense, total A&H, total payment amount and total escrow balances, total accrued late charges, total corporate advance balances, total uncollected interest (daily simple interest loans), total deferred interest (e.g., capitalized interest), and total buydown balance.

                                    Exh. 11-2

                            III GENERAL REQUIREMENTS


DEFINITIONS

For the purpose of these Transfer Instructions, unless otherwise indicated, all terms shall have the meanings defined in the Agreement between ___________________________ (Owner) and GMAC Mortgage Corporation (Servicer).

TRANSFER OF RECORDS

Owner shall ensure all documents, files, reports, and similar items are delivered to GMAC Mortgage. Any documents transferred from Owner to GMAC Mortgage at any time in connection herewith shall include GMAC Mortgage's loan number and be grouped based on type of material, e.g. insurance, tax, customer service.

ALL FILES AND RELATED INFORMATION AS DETAILED WITHIN THESE TRANSFER INSTRUCTIONS MUST BE RECEIVED BY GMAC MORTGAGE NO LATER THAN THREE (3) BUSINESS DAYS AFTER SERVICING TRANSFER DATE unless otherwise designated.

Unless indicated otherwise, all information in this Exhibit required effecting the transfer and all information received subsequent to the transfer, will be delivered to GMAC Mortgage as follows:

                            GMAC Mortgage Corporation
                               3451 Hammond Avenue
                               Waterloo, IA 50702
                          Attn: (Transfer Coordinator)


      A)    ASSIGNMENT OF GMAC MORTGAGE LOAN NUMBERS

            1. Owner or GMACM will assign loan numbers utilizing the following block of loan numbers: .

            2.    If possible, all loan numbers will be assigned in sequence.

      B)    YEAR-END REPORTING

            1. GMAC Mortgage will report to the IRS and provide the Mortgagor all 1098 and 1099 forms required, reflecting all interest paid while GMAC Mortgage is servicer of record, including points (if applicable) and interest paid at time of closing.

                                    Exh. 11-3

      C)    MULTIPLE CO-BORROWERS

            1. For each loan with multiple co-borrowers (more than a primary and one co-borrower), Owner shall provide a listing, in Excel format, to contain the following information:

                  a)    GMAC Mortgage loan number

                  b)    Co-borrower names

                  c)    Social Security numbers

GENERAL REQUIREMENTS (continued)

      D)    CLOSING ESCROW BALANCES                               *if applicable

            1. Owner shall ensure all escrow funds collected at closing will be forwarded to GMAC Mortgage along with a spreadsheet providing loan level information for application of these funds. These funds must also be included on the Electronic Data File.

      E)    SECOND MORTGAGES                                      *if applicable

            1. For each second mortgage included in the transfer, Owner shall ensure the holder of the first mortgage is notified of the servicing transfer. Copies of such notifications are to be provided to GMAC Mortgage in the Servicing File.

            2. Listing of these loans to include: name, address and phone number of the mortgage company that services the first mortgage.

      F)    ARM OR BALLOON LOANS                                  *if applicable

            1. Provide a listing of ARM or balloon loans or codes appropriately on the Electronic Data File. Attachment 6 identifies GMAC Mortgage's ARM Plan Codes and Attachment 7 provides GMAC Mortgage's Balloon plan codes for coding on the Electronic Data File. If your ARM product is not reflected in the attachment, contact your coordinator.

      G)    PROGRAM DELIVERIES                                    *if applicable

            1. Attachment 8 identifies GMAC Mortgage's program codes for coding on the Electronic Data File.

      H)    RETENTION OF SUPPORTING DOCUMENTATION

            1. Subsequent to the Servicing Transfer Date, Owner will provide GMAC Mortgage, upon request, canceled checks, vouchers, bills and other pertinent documents within five Business Days of written request by GMAC Mortgage to assist GMAC Mortgage in disputes with outside agencies, other

                                    Exh. 11-4
                  than the titleholder or attorney (e.g. taxing authorities, PMI companies, hazard insurance companies, etc.). In those situations involving attorneys or disputes with the customer, Owner will provide requested information within 24 hours of written request.

GENERAL REQUIREMENTS (continued)


            2. GMAC Mortgage will submit a written request via e-mail or fax. The request will include the following information:

                  -     Date

                  -     Borrower name and Social Security number

                  -     Owner Loan Number

                  -     GMACM Loan Number

                  - Description of the request; ie, name of the document, file etc.

                  -     Return Information

                                    Exh. 11-5

                                IV MISCELLANEOUS

UNLESS OTHERWISE STATED, USE ATTACHMENT 4 FOR THE FOLLOWING:

A)       PAYMENTS RECEIVED AFTER SERVICING TRANSFER DATE

      As applicable, forward payments to GMAC Mortgage, identifying all loans with GMAC Mortgage loan number, on the day received by overnight delivery service to Payment Processing Unit. Checks shall be securely bundled in the same order as listed on Attachment 4.

            1. Identify all checks with GMAC Mortgage's loan number in the upper right corner, and endorse as follows:

                  Pay to the Order of GMAC Mortgage without Recourse

                  By_____________________________________________________
                  (Signer's Name)
                  (Signer's Title)
                  (Owner Name)

            2. Checks that include funds for multiple accounts--provide detail listing with GMAC Mortgage's loan number and the amount due to each account.


B)    CORRESPONDENCE RECEIVED AFTER SERVICING TRANSFER DATE

      All correspondence, insurance renewals, cancellation notices, customer inquiries, etc., received after the Servicing Transfer Date should be grouped accordingly and identified with GMAC Mortgage's loan number and forwarded to GMAC Mortgage on a daily basis. Any materials received by Owner which reasonably requires expedited handling to protect the security, the Owner's interest, or the reasonable needs or obligations of GMAC Mortgage as Servicer, then all such materials shall be sent by overnight delivery.
                                    Exh. 11-6

                             V CUSTOMER NOTIFICATION

A) Owner will ensure all Mortgagors are notified of the transfer and when and where to make payments after the Servicing Transfer Date. The letter affecting such notification shall be subject to review and approval by GMAC Mortgage. Such notification shall be provided 15 days prior to transfer.

B) To assist in an efficient transfer process, the customers, and all individuals involved should be aware of the following:

      1. Please advise customers to remit future payments to the address listed below, until they begin receiving mortgage account statements from GMAC Mortgage:

                            GMAC Mortgage Corporation
                            Attn: Payment Processing
                                   PO Box 780
                             Waterloo, IA 50704-0780

      2. GMAC Mortgage does not collect Condo association dues with the monthly payment. If condominiums are included in this transfer and you presently collect association fees, the Mortgagor should be advised to pay those fees directly to the association.

      3. GMAC Mortgage provides the following toll-free Customer Service number for customer inquiries: 1-800-766-4622. Customer Service hours are Monday through Friday 7 a.m. to 9 p.m. CT, and Saturday 9 a.m. to 1 p.m. CT.

      4. GMAC Mortgage offers web site and email capabilities to its customers.

Customers should be advised to forward written inquiries to the following address:

                            GMAC Mortgage Corporation
                               Attn: Customer Care
                                   PO Box 4622
                             Waterloo, IA 50704-4622

**Sample copy of Customer Notification Letter (Attachment 5).

                                   Exh. 11-17

                               VI SERVICING FILES

A. Owner shall deliver to GMAC Mortgage a servicing file for each loan in the Manual Transfer. Files will contain, but not be limited to, the documents identified below (as applicable) which are critical for boarding the loans to GMAC Mortgage's system:

            -     Legal Description (Exhibit A) / Tax Contract (copy)

            -     Homeowner authorization if NY or NJ

            -     Copy of Note with all riders

            -     Buydown agreement/rider

            - Copy of recorded Mortgage/Deed of Trust with riders (if recorded copy is not available; provide copy of unrecorded document)

            -     Funding Letter/First Payment Letter

            -     RESPA/Escrow Account Disclosure- CEA

            -     HUD-1 Settlement Statement - final

            -     Loan Application Form 1003 (final signed application)

            -     Appraisal/PSAR (with all attachments)

            -     Certificate of Flood Zone Rating

            - Evidence of Insurance- Master Policy if Condo or Town home project

            -     Applicable Mortgage Insurance: PMI commitment, FHA MIC, VA LGC

            -     PMI Disclosure statement

            -     Tax Certification

            -     System master file record

      1.    Files will be organized consistently.

      2.    Secure documents in a legal size folder.

B) Servicing Files to be delivered to GMAC Mortgage's office 3 Business Days after the Servicing Transfer Date via insured shipping as follows:

      1. Boxes should be standard size (15"L x 12"W x 10"H) with double wall construction and separate lids. Please ensure boxes are in good condition. Boxes should weigh between 30 to 35 pounds. If the number of files being shipped will not completely fill the standard box size, a smaller box size (e.g., FedEx box) can be used. Boxes larger than the standard size are not acceptable.

      2. A packing list shall be included for validation of receipt by GMAC Mortgage.

                                    Exh. 11-8

      3.    Servicing files should be shipped to:

                                Mailing Address:
                            GMAC MORTGAGE CORPORATION
                             Loan Set-Up Department
                                 ATTN: Mail Desk
                               3451 Hammond Avenue
                               Waterloo, IA 50702

                                    Exh. 11-9

                                    VII MERS

A) Provide GMAC Mortgage with appropriate data at Servicing Transfer Date (in Electronic Data File)

      1.    MERS min number

      2.    Identification of a MOM (MERS as Original Mortgagee) loan

      3.    MERS registered flag

      4.    MERS quality review flag

B)    MERS org numbers are as follows:

      1.    1000375 - GMAC Mortgage should be listed as servicer

      2.    xxxxxxx - Owner (          ) should be listed as investor

C) Owner shall complete the transfer of servicing right to GMAC Mortgage (org ID 1000375) if applicable.

D) For any loans not previously registered with MERS, GMAC Mortgage has the ability to register loans with MERS for a $5.00 fee (fee subject to change with 30 day notice). Please contact the MERS Administrator for further details.

E)    Owner is responsible for all transfer fees associated with MERS.

F)    Owner shall pay for all loans transferred on MERS in error.

G) For any MERS NON-MOM loans, Owner shall ensure an assignment to MERS has been executed and sent for recording.

H)    Owner will transmit the recording data to MERS upon receipt.

                                   Exh. 11-10

                               VIII CASH MOVEMENT

A) Escrow balance, buydown funds, suspense balance, and any special escrow reflected as of Transfer Cutoff Date will be transferred to GMAC Mortgage within 24 hours after Servicing Transfer Date using the wiring instructions below:

                            GMAC Mortgage Corporation
                                   First Union
                                Philadelphia, PA
                                 ABA# 031201467
                               ACCT# 2100018728719
            REF: Attn: Owner Name & Servicing Transfer Date (mmddyy)

                                   Exh. 11-11

                               IX TAX REQUIREMENTS

                                           (As Applicable)

A)    Payment of Taxes and Assessments

      Owner shall pay, prior to the Servicing Transfer Date, property taxes and/or assessments for loans with escrow accounts that are due or will become delinquent up to the Transfer Cutoff Date as well as those due within 60 days after the Closing Date where bills/tax amounts are available. Where bills/tax amounts are not available, provide a listing to include loan number, name, property state and date due.

B)    Escrowed for Defined Timeframe

      Owner will provide a listing of all loans having a predetermined period for taxes to be maintained, to include, but not limited to:

      1. GMAC Mortgage loan number

      2. Period of required escrow

      3. Type of taxes

      4. Customer name

C) Forward documentation of any special tax problems to our Tax Department (see Attachment 2).

                                   Exh. 11-12

                      X HAZARD/FLOOD INSURANCE REQUIREMENTS

                                 (As applicable)

A)    Insurance Premium Payment

      1. Owner shall insure that all insurance premiums due within 60 days of closing are paid prior to the Servicing Transfer Date.

B)    Change Endorsements

      1. Owner shall prepare and submit to each hazard/flood carrier an original Notice of Change of Mortgagee Clause (loss payable clause) for each loan included in the transfer. The mortgagee clause should read:

                            GMAC Mortgage Corporation
                          Its successors and/or assigns
                                  PO Box 10430
                               Van Nuys, CA 91410

                                   Exh. 11-13

                         XI ESCROW HOLDBACK FOR REPAIRS

                                     (As applicable)

A) Owner shall administer all outstanding items relating to Escrow Holdback for repairs.

B) Owner shall provide a listing for all loans with Escrow Holdback for Repairs.

                                   Exh. 11-14

                             XII PMI/MI REQUIREMENTS

                              (Mortgage Insurance)

A)    PMI/MI Requirements, as applicable:

      1.    Detailed documentation of the loans and of each MI program:

            a) Corporate paid - Monies paid by servicer for premiums due to error being made (e.g., Disclosure issue). Funds are not paid from the customers escrow account. Life of loan coverage needs to be placed on these accounts prior to loan transfer.*

            b) Lender paid - Funds disbursed out of separate account. When the loan was established the interest rate was adjusted to pay these premiums. Funds are not paid from the customers escrow account.*

            c) Escrow paid - MI premiums are escrowed into the monthly payment paid by the customer and premiums being paid to the MI companies are disbursed from this account.*

            d) Escrowed PMI with a cancelled coverage - These would be loans we are collecting funds from customer but due to non-payment of premiums the coverage has been cancelled. These items are treated differently as to when/if we are able to reinstate the coverage.*

            e) Cancelled commitments - These premiums would have been cancelled due to lack of information or payment made at closing. These items need to have life of loan coverage placed prior to transfer and we need to be provided a report of these accounts. *

      *Provide separate reports for A through E to include the GMAC Mortgage loan number, certificate number, and premium due date.

            f)    Special programs - Types of premiums not categorized above.

                  i) GMAC Mortgage loan number

                  ii) Type of waivers, or

                  iii) Reduced MI over term, etc.

      2. Owner shall pay all mortgage insurance premiums which will become due during the time they service the loan(s).

                                   Exh. 11-15

B)    PMI/MI Notification

      1. Owner shall notify the PMI/MI companies of the transfer of servicing to GMAC Mortgage. Send copies of the notifications to GMAC Mortgage's MI Department. Include on the notice, the GMAC Mortgage loan number, master policy number, and instructions to send renewal billings and correspondence to:

                        GMAC Mortgage Corporation, its successors and/or assigns
                        ATTN:  MI Department
                        PO Box 780
                        Waterloo, IA 50704-0780

C)    Cancellation and Termination Dates

      1. Cancellation Dates and Termination Dates shall be provided in the Electronic Data File. Owner is to ensure all the data is accurately populated (position 89 and 90).

                                   Exh. 11-16

                        XIII LENDER-PLACED POOL INSURANCE

                                                                  *if applicable

A) Listing of any Pool insured loans sorted by investor under separate cover, to include:

      1.    Owner and insurer loan number

      2.    Mortgagor's Name

      3.    Loan type

      4.    Pool insurance carrier

      5.    Payee cross-reference listing

      6.    Next premium due date

      7.    Actual Certificate number

      8.    Premium Amount

      9.    Paid by (is premium paid by investor, Owner, etc.)

      10.   Master Policy Number

      11.   Pool Expiration Date

B) Owner shall notify the pool insurance carrier of the transfer of servicing and provide evidence of such notification.

C)    Master policies for all pool policies involved in the transfer.

                                   Exh. 11-17

ATTACHMENT 1  - ELECTRONIC DATA FILE PROVIDED UNDER SEPARATE COVER

                                   Exh. 11-18

ATTACHMENT 2 - GMAC MORTGAGE ADDRESSES

Express/Street Address                      3451 Hammond Avenue
                                            Waterloo, IA 50702

PO Box Address                              PO Box 780
                                            Waterloo, IA 50704-0780

Transfer Coordinator                        Attn: Sales & Acquisitions
                                            (Transfer Coordinator)

Servicing Files                             Attn: Loan Set-up Department

Property Tax Correspondence                 Attn: Tax Department

Mortgage Insurance                          Attn: PMI Department
Correspondence

Hazard Claim Issues                         Attn: Hazard Claims

Hazard/Flood Insurance                      GMAC Mortgage
Correspondence                              % Balboa Life & Casualty
                                            PO Box 10430
                                            Van Nuys, CA 91410

Customer Inquiries                          Attn: Customer Care
                                            PO Box 4622
                                            Waterloo, IA 50704-4622

Loan Payments/Misapplied/NSF                Attn: Payment Processing

Payoff Funds                                Attn: Payoff Processing

All other communications to                 Attn: Sales and Acquisitions
                                            (Transfer Coordinator)

                                   Exh. 11-19

ATTACHMENT 3 - GMAC MORTGAGE CONTACTS

Department                                  Name                      Phone
------------------------------------------------------------------------------------
Transfer Coordinator                        Maureen Kress             (319) 236-5195
ARMs                                        Jeanne Rourke             (319) 236-4751
Assumptions                                 Rachel Weber              (319) 236-5151
Automatic Payment Plans                     Jill Bohlken              (319) 236-5260
Buydown Subsidy; SSCRA                      Jeanne Rourke             (319) 236-4751
Customer Care                               VRU                       (800) 766-4622
Escrow Analysis                             Denise Weber              (319) 236-5217
Hazard Claims                               Deb Raymond               (319) 236-5365
Hazard Insurance                            Deb Raymond               (319) 236-5365
Investor Reporting                          Mike Spinelli             (215) 682-1670
Loan Boarding - Data File Layout            Teri Young                (319) 236-4680
MERS Administrator                          Nichole McBride           (319) 236-7608
Land Title Adjustments                      Sherri Wheeler            (319) 236-5497
Payment Processing/Misapplied/NSF           Vickie Hickson            (319) 236-5525
Payoffs                                     Darcia Meier              (319) 236-5325

Sales & Acquisitions Fax Number:    (319) 236-4633

Email:      First_Last@gmacm.com
            Example:  Maureen_Kress@gmacm.com

                                   Exh. 11-20

ATTACHMENT 4

                               SERVICING TRANSFER
                           INFORMATION ENCLOSURE SHEET

     **For use in forwarding payments, payoff checks, correspondence, bills, renewals, etc.

DATE: ______________________                TRANSFER DATE: _________________

TO:      GMAC Mortgage                              FROM: ___________________
         Sales & Acquisitions
         Attention: (Transfer Coordinator)
         3451 Hammond Avenue
         Waterloo, IA  50702

GMACM                                                          Date
 Loan           Last            Check            Check         check                 Ins.
Number          Name            Amount           Number       received       Tax     Info     i.
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

                                   Exh. 11-21

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

                                   Exh. 11-22

ATTACHMENT 5 - CUSTOMER NOTIFICATION LETTER

DATE

CUSTOMER NAME
CUSTOMER ADDRESS
CUSTOMER CITY, STATE, & ZIP CODE

RE: SELLING COMPANY ACCOUNT NUMBER

We wish to advise you that the servicing rights for your mortgage account referenced above have been sold. Effective (Insert Transfer Date), GMAC Mortgage will be your new servicer. The original terms and conditions of your mortgage account will remain the same, and this transfer will have no effect on them.

Effective (Insert Transfer Date), please direct payments to GMAC Mortgage. (Selling Company Name) will apply payments to your account if received prior to (Insert Transfer Date) or forward to GMAC Mortgage if received after that date.

GMAC Mortgage will be contacting you to acknowledge this transfer and provide you with their Mortgage Account Statement. If you have not received a statement before your next scheduled payment is due, please write your (Selling Company
Name) account number on your check and remit your payment to the following address:

                            GMAC Mortgage Corporation
                          Attention: Payment Processing
                                   PO Box 780
                             Waterloo IA 50704-0780

This transfer will not affect your homeowners/hazard insurance. A notification is being sent to your hazard insurance carrier to send future insurance information to GMAC Mortgage.

Your optional insurance coverage is not transferable to GMAC Mortgage. For those of you who had optional insurance and are interested in obtaining replacement coverage, please contact GMAC Mortgage at the customer service number listed within this document.

If you are currently on automatic payment withdrawal, GMAC Mortgage is unable to transfer the data. For those of you interested in utilizing automatic payment withdrawal after the transfer, please contact GMAC Mortgage at the customer service number listed within this document or visit their web site at www.gmacmortgage.com.

If you are currently making your mortgage payment through government allotment or have established a third party relationship to automatically make payments on your behalf (other than automatic draft through your personal checking or savings account), please ensure you take the necessary steps to advise them of your new account number and change the payee to GMAC Mortgage.

                                   Exh. 11-23

You should also be aware of the following information, which is set out in more detail in section 6 of the Real Estate Settlement Procedures Act (RESPA) (12 U.S.C. 2605):

During the 60-day period following the effective date of the transfer of the loan servicing, a loan payment received by your old servicer before its due date may not be treated by the new account servicer as late, and a late fee may not be imposed on you.

Section 6 of RESPA (12 U.S.C. 2605) gives you certain consumer rights. If you send a qualified written request to your account servicer concerning the servicing of your account, your servicer must provide you with a written acknowledgment within 20 business days of receipt of your request. A qualified written request is a written correspondence, other than notice on a payment coupon or other payment medium supplied by the servicer, which includes your name and account number, and your reasons for the request.

Not later than 60 business days after receiving your request, your servicer must make any appropriate corrections to your account, and must provide you with a written clarification regarding any dispute. During this 60-business day period, your servicer may not provide information to a consumer reporting agency concerning any overdue payment related to such period or qualified written request. However, this does not prevent the servicer from initiating foreclosure if proper grounds exist under the mortgage documents.

A business day is a day on which the offices of the business entity are open to the public for carrying on substantially all of its business functions.

Section 6 of RESPA also provides for damages and costs for individuals or classes of individuals in circumstances where servicers are shown to have violated the requirements of that section. You should seek legal advice if you believe your rights have been violated

Future inquiries regarding the servicing of your account should be directed to GMAC Mortgage. Their correspondence address and toll free telephone number are as follows:

                                  GMAC Mortgage
                            Attention: Customer Care
                                   PO Box 4622
                             Waterloo IA 50704-4622

                    Toll Free Telephone number 1-800-766-4622

                               Customer Care Hours
                   Monday - Friday 7:00 a.m. - 9:00 p.m. (CT)
                       Saturday 9:00 a.m. - 1:00 p.m. (CT)

It has been our pleasure to service your mortgage account, and we wish you a successful relationship with GMAC Mortgage. If you have any questions regarding the transfer, please call our Customer Care Department at 1-800-XXX-XXXX ext. XXXX.

Sincerely,

SELLING COMPANY NAME

                                   Exh. 11-24

ATTACHMENT 6 - ARM PLAN CODES

 LOAN TYPES -
  1ST LIEN                                 ARM PLAN CODE
--------------------------------------------------------------------------------
                        b. WEEKLY 1 YEAR

1yr/1yr ARM       Plan 1125 - Assuming a 45 Day Lead time, Wkly 1 Yr T-Bill, 2%
                  period caps

1yr/1yr ARM       Plan 1001- Assuming a 45 Day Lead time, Wkly 1 Yr T-Bill, Life time caps at the first adjustment and 2% period caps
                  thereafter

3yr/1yr ARM       Plan 1207 - Assuming a 45 Day Lead time, Wkly 1 Yr T-Bill, 2% period caps

3yr/1yr ARM       Plan 1201- Assuming a 45 Day Lead time, Wkly 1 Yr T-Bill, Life time caps at the first adjustment and 2% period caps thereafter

5yr/1yr ARM       Plan 1208 - Assuming a 45 Day Lead time, Wkly 1 Yr T-Bill, 2%
                  period caps

5yr/1yr ARM       Plan 1218 - Assuming a 45 Day Lead time, Wkly 1 Yr T-Bill,
                  Life time caps at the first adjustment and 2% period caps
                  thereafter

7yr/1yr ARM       Plan 1209 - Assuming a 45 Day Lead time, Wkly 1 Yr T-Bill, 2%
                  period caps

7yr/1yr ARM       Plan 1219 - Assuming a 45 Day Lead time, Wkly 1 Yr T-Bill,
                  Life time caps at the first adjustment and 2% period caps
                  thereafter

10yr/1yr ARM      Plan 1211 - Assuming a 45 Day Lead time, Wkly 1 Yr T-Bill, 2%
                  period caps

10yr/1yr ARM      Plan 1210 - Assuming a 45 Day Lead time, Wkly 1 Yr T-Bill,
                  Life time caps at the first adjustment and 2% period caps
                  thereafter

                        c. 1 YEAR LIBOR'S

1yr/1yr ARM       Plan 1951 - 45 Day Lead time, 1 Year LIBOR (WSJ), 2% period caps

1yr/1yr ARM       Plan 1952 - 45 Day Lead time, 1 Year LIBOR (WSJ), Life time caps at the first adjustment and 2% period caps thereafter

3yr/1yr ARM       Plan 1954 - 45 Day Lead time, 1 Year LIBOR (WSJ), 2% period caps

3yr/1yr ARM       Plan 1191 - 45 Day Lead time, 1 Year LIBOR (WSJ), Life time caps at the first adjustment and 2% period caps thereafter

5yr/1yr ARM       Plan 1179 - 45 Day Lead time, 1 Year LIBOR (WSJ), 2% period caps

5yr/1yr ARM       Plan 1189 - 45 Day Lead time, 1 Year LIBOR (WSJ), Life time caps at the first adjustment and 2% period caps thereafter

7yr/1yr ARM       Plan 1182 - 45 Day Lead time, 1 Year LIBOR (WSJ), 2% period caps

7yr/1yr ARM       Plan 1192 - 45 Day Lead time, 1 Year LIBOR (WSJ), Life time caps at the first adjustment and 2% period caps thereafter

10yr/1yr ARM      Plan 1946 - 45 Day Lead time, 1 Year LIBOR (WSJ), 2% period caps

10yr/1yr ARM      Plan 1956 - 45 Day Lead time, 1 Year LIBOR (WSJ), Life time caps at the first adjustment and 2% period caps thereafter

                        d. 6 Month LIBOR'S(45 day lookback)

                                   Exh. 11-25

6mo/6mo ARM             e.       Plan 6045 - 45 Day Lead time, 6 Month LIBOR
                                 (WSJ), 1% period caps

6mo/6mo ARM             f.       Plan 6088 - 45 Day Lead time, 6 Month LIBOR
                                 (WSJ), 1.5% period caps

3yr/6mo ARM             g.       Plan 6651 - 45 Day Lead time, 6 Month LIBOR
                                 (WSJ), 2% caps at the first adjustment and 1%
                                 period caps thereafter

5yr/6mo ARM             h.       Plan 6051 - 45 Day Lead time, 6 Month LIBOR
                                 (WSJ), Life time caps at the first adjustment
                                 and 1% period caps thereafter

7yr/6mo ARM             i.       Plan 6653 - 45 Day Lead time, 6 Month LIBOR
                                 (WSJ), Life time caps at the first adjustment
                                 and 1% period caps thereafter

10yr/6mo ARM            j.       Plan 6654 - 45 Day Lead time, 6 Month LIBOR
                                 (WSJ), Life time caps at the first adjustment
                                 and 1% period caps thereafter

                        k. 6 Month LIBOR 's(1st Business Day 1 month before)

6mo/6mo ARM       Plan 6040 - 1st Business Day 1 month before, 6 Month LIBOR
                  (WSJ), 1.0% caps

6mo/6mo ARM             l.       Plan 6041 - 1st BUSINESS DAY 1 month before, 6
                                 Month LIBOR (WSJ), 1.5% caps

6mo/6mo ARM             m.       Plan 6042 - 1st BUSINESS DAY 1 month before, 6
                                 Month LIBOR (WSJ),2.0% caps

6mo/6mo ARM             n.       Plan 6039 - 1st BUSINESS DAY 1 month before, 6
                                 Month LIBOR (WSJ), 3% caps

6mo/6mo ARM             o.       Plan 6013 - 1st BUSINESS DAY 1 month before, 6
                                 Month LIBOR (WSJ), 2.0% caps at the first
                                 adjustment and 1% period caps thereafter

6mo/6mo ARM             p.       Plan 6049 - 1st BUSINESS DAY 1 month before, 6
                                 Month LIBOR (WSJ), 3.0% caps at the first
                                 adjustment and 1% period caps thereafter

6mo/6mo ARM             q.       Plan 6027 - 1st BUSINESS DAY 1 month before, 6
                                 Month LIBOR (WSJ), Lifetime caps at the first
                                 adjustment and 1% period caps thereafter

6mo/6mo ARM             r.       Plan 6028 - 1st BUSINESS DAY 1 month before, 6
                                 Month LIBOR (WSJ), Lifetime caps at the first
                                 adjustment and 2% period caps thereafter

                        s.       INTEREST ONLY 6 Month LIBOR'S

3yr/6mo ARM       Plan I105 - 45 Day Lead time, 6 Month LIBOR (WSJ), 2% caps at the first adjustment and 1% period caps thereafter

5yr/6mo ARM       Plan I106 - 45 Day Lead time, 6 Month LIBOR (WSJ), Lifetime caps at the first adjustment and 1% period caps thereafter

7yr/6mo ARM       Plan I107 - 45 Day Lead time, 6 Month LIBOR (WSJ), Lifetime caps at the first adjustment and 1% period caps thereafter

                                   Exh. 11-26

10yr/6mo ARM      Plan I108 - 45 Day Lead time, 6 Month LIBOR (WSJ), Lifetime caps at the first adjustment and 1% period caps thereafter

15 yr FRM         FIXED
30 yr FRM         FIXED

                                   Exh. 11-27

ATTACHMENT 7 - BALLOON PLAN CODES

MLS PLAN           INVESTOR        MLS PLAN DESCRIPTION
RP18               Other           3/12YR BALLOON RESET,FHLMC30/60+.500,OTHER
RP19               Other           3/12YR BALLOON RESET,FNMA30/60+.500,OTHER
RP20               Other           3/12YR BALLOON RESET,UNDETERMINED,OTHER

RP02               Other           5/25YR BALLOON RESET,FHLMC30/60+.500,OTHER
RP04               Other           5/25YR BALLOON RESET,FNMA30/60+.5/2500,OTHER
RP89               Other           5/25YR BALLOON RESET,UNDETERMINED,OTHER

RH02               FHLMC           5/25YR BALLOON RESET,FHLMC30/60+.5/2500,FHLMC
RH04               FHLMC           5/25YR BALLOON RESET,FNMA30/60+.5/2500,FHLMC
RH89               FHLMC           5/25YR BALLOON RESET,UNDETERMINED,FHLMC
RN02               FNMA            5/25YR BALLOON RESET,FHLMC30/60+.5/2500,FNMA
RN04               FNMA            5/25YR BALLOON RESET,FNMA30/60+.5/2500,FNMA
RN89               FNMA            5/25YR BALLOON RESET,UNDETERMINED,FNMA

RP06               Other           7/23YR BALLOON RESET,FHLMC30/60+.500,OTHER
RP08               Other           7/23YR BALLOON RESET,FNMA30/60+.500,OTHER
RP87               Other           7/23YR BALLOON RESET,UNDETERMINED,OTHER

RH06               FHLMC           7/23YR BALLOON RESET,FHLMC30/60+.500,FHLMC
RH08               FHLMC           7/23YR BALLOON RESET,FNMA30/60+.500,FHLMC
RH87               FHLMC           7/23YR BALLOON RESET,UNDETERMINED,FHLMC

RN06               FNMA            7/23YR BALLOON RESET,FHLMC30/60+.500,FNMA
RN08               FNMA            7/23YR BALLOON RESET,FNMA30/60+.500,FNMA
RN87               FNMA            7/23YR BALLOON RESET,UNDETERMINED,FNMA

RP10               FNMA            10/20YR BALLOON RESET,FNMA30/60+.500,FNMA
RP11               Other           10/20YR BALLOON RESET,UNDETERMINED,OTHER

RP15               Other           15/15YR BALLOON RESET,FHLMC30/60+.500,OTHER
RP16               Other           15/15YR BALLOON RESET,FNMA30/60+.500,OTHER
RP17               Other           15/15YR BALLOON RESET,UNDETERMINED,OTHER

                                   Exh. 11-28

ATTACHMENT 8 - PROGRAMS

            FLOW PROGRAMS

050 - Jumbo A

080 - FNMA 80/20 program

100 - FNMA Flexible 100 program

105 - Full Doc

150 - Full/Alt Doc

201 - Stated Income

202 - No Ratio

203 - NINA

301 - US Cit Employed Abroad

302 - Non-Perm Res Alien

303 - Foreign National Full Doc

305 - Foreign National Stated Income

401 - Non-Warrant Condo

402 - Rural Prop

403 - Mixed Use Prop

501 - 90% LTV no MI

502 - Lender Paid MI

503 - C/O with no MI

504 - Super Jumbo

600 - Preferred Customer Home Equity Loan

601 - Preferred Customer Home Equity Loan S.I.

910 - Stated Income/Stated Asset

997 - GMAC Select/Super Select

998 - Stated Assets/Income Verified

                                   Exh. 11-29

                                   EXHIBIT 12

                                   [RESERVED]

                                    Exh. 12-1

                                   EXHIBIT 13

            RESOLUTION OF THE BOARD OF DIRECTORS OF _________________

      APPOINTMENT OF CERTAIN OFFICERS FOR PURPOSES OF EXECUTING CERTAIN
DOCUMENTS

      WHEREAS, ___________________(the "Company") desires to execute documents necessary to perfect the release of mortgage loans and the initiation of foreclosure actions (the "Releases" and "Foreclosures") regarding certain mortgage servicing rights serviced on behalf of the Company by GMAC Mortgage Corporation, and that these Releases and Foreclosures may be best and most efficiently accomplished by the appointment of certain officers of the Company with special power to execute the individual documents to be recorded on behalf of the Company.

      NOW,THEREFORE, BE IT RESOLVED, that the persons named on Exhibit A attached hereto be, and each of them hereby are appointed as officers of the Company to be effective as of the first day of _______________, 2004 and terminating upon GMAC Mortgage Corporation's receipt of the last recorded assignment, as indicated below with full power to execute on behalf of the Company, by actual or facsimile signature, all documents in connection with the Releases and Foreclosures; and

      FURTHER RESOLVED, that the Board is informed and aware that the persons named on Exhibit A attached hereto are employees of GMAC Mortgage Corporation, and that they may from time to time be named as officers by other corporations for purposes similar to that set forth in these resolutions; and

      FURTHER RESOLVED, that the foregoing appointments and grants of power and authority are revocable upon completion of the project related to the Releases and Foreclosures; and the authority of the persons so appointed is specifically and strictly limited to the execution of the specific documents referred to above for the purposes herein authorized; and

      FURTHER RESOLVED, that the foregoing appointments and grants of power and authority shall not be deemed to (i) entitle any of the persons so appointed to receive any compensation or other benefits from the Company or any of its affiliates or (ii) create any employer-employee relationship between the Company or any of its affiliates and any such persons; and

      FURTHER RESOLVED, that the Secretary and each Assistant Secretary (other than any Assistant Secretary appointed by these resolutions) of the Company are hereby authorized and directed from time to time to certify copies of these resolution, the incumbency of the officers appointed pursuant to these resolutions, and the actual facsimile signatures of said officers.

                                    Exh. 13-1

                            CERTIFICATE OF RESOLUTION

           I, THE UNDERSIGNED, Secretary of ________________, a _______________,
having its principal place of business in __________________, ___, hereby certify that the attached is a true copy of a certain resolution duly adopted by the Board of Directors of the Seller in accordance with its Bylaws at, and recorded in the minutes of, a meeting of the Board duly held on ___________________, 2004 as taken from the minutes of the meeting and compared by me with the original of the resolution recorded in the minutes. I further certify that the resolution is in full force and effect and has not been revoked.

IN WITNESS WHEREOF, I set my hand and caused the seal of _____________ to be affixed hereto on this _____day of _______________________, 2004.

                                                    ____________________________
                                                    Name, title

      Subscribed and sworn to before me this _____day of ______________, 2004

                                                    ____________________________
                                                    Notary Public

      My commission expires:

                                    Exh. 13-2

                                    Exhibit A

Name                                 Title to Which Appointed
----                                 ------------------------
Kenneth R. Perkins                   Vice President
Wesley B. Howland                    Vice President
Susan Meier                          Vice President
Lionel Antunes                       Vice President
Daniel Katella                       Vice President
Kathy Fitzgerald                     Vice President
Liz Yeranosian                       Vice President
Dianna Sandoval                      Vice President
Joyce Petty                          Vice President
Rosalie Solano                       Vice President
Laura Siess                          Vice President
Debi Pond                            Assistant Vice President
Margie Kwaitanowski                  Assistant Vice President
David Cunningham                     Assistant Vice President
Sheryl McNally                       Assistant Vice President
Jody Delfs                           Assistant Vice President
Ryan Carnes                          Assistant Vice President
Roberta Pettengill                   Assistant Vice President
Vickie Ingamells                     Assistant Vice President
Jenny Brouwer                        Assistant Secretary

                                    Exh. 13-3

                                   EXHIBIT 14

          FORM OF OPINION OF COUNSEL OF THE SERVICER FOR RECONSTITUTION

      [Date]

      To the Addresses identified on Schedule A attached hereto

      Re:

      Ladies and Gentlemen:

      I am associate counsel of GMAC Mortgage Corporation, a Pennsylvania corporation (the "Company"), and have represented the Company in connection with the preparation, execution and delivery of the following documents:

      In this connection, I have examined, or caused to be examined, originals, or copies certified to my satisfaction, of the [________________] (collectively, the "Agreements"), and such other documents, certificates and instruments which I have deemed necessary or appropriate in connection with this opinion. As to matters of fact, I have examined and relied upon representations, warranties and covenants of parties to the above documents contained therein and, where I have deemed appropriate, representations or certifications of officers of parties to the Agreements or public officials. In rendering this opinion letter, I have assumed (i) the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to me as copies, (ii) with respect to parties other than the Company, the due authorization, execution and delivery of such documents, and the necessary entity power with respect thereto, and the enforceability of such documents, (iii) the conformity of the Mortgage Loans and the documents set forth in Section [__________] of the Pooling and Servicing Agreement to the requirements of the Agreements and (iv) that there is not and will not be any other agreement that modifies or supplements the agreements expressed in the Agreements.

      In rendering this opinion letter, I do not express any opinion concerning any law other than the law of the Commonwealth of Pennsylvania and the federal law of the United States, and I do not express any opinion concerning the application of the "doing business" laws. To the extent that any of the matters upon which I am opining herein are governed by laws ("Other Laws") other than the laws identified in the preceding sentence, I have assumed with your permission and without independent verification or investigation as to the reasonableness of such assumption, that such Other Laws and judicial interpretation thereof do not vary in any respect material to this opinion from the corresponding laws of the Commonwealth of Pennsylvania and judicial interpretations thereof. I do not express any opinion on any issue not expressly addressed below.

                                    Exh. 14-1

      My opinions set forth below are subject to the qualification that enforceability of each of the respective obligations of the parties under the Agreements is subject to (i) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, (ii) the availability of equitable remedies, (iii) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors, (iv) implied or express covenants of good faith, and (v) limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder. My opinions are subject to the further qualification that enforceability of each of the parties' respective obligations under the Agreements is subject to the effect of certain laws, regulations and judicial or other decisions upon the availability and enforceability of the remedies of specific performance and self help. Capitalized terms used herein, but not defined herein, shall have the meanings assigned to them in the Agreements.

      Based upon the foregoing, but subject to the assumptions, exceptions, qualifications and limitations herein expressed, I am of the opinion that:

1. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite power to own its properties, to conduct its business as presently conducted by it and to enter into and perform its obligations under the respective Agreements to which it is a party.

2. Each of the Agreements to which it is a party has been duly authorized, executed and delivered by the Company, and, assuming the authorization, execution and delivery by the other parties thereto (other than the Company), is the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms.

      The opinions set forth herein are intended solely for the benefit of the addressees hereof in connection with the transactions contemplated herein and shall not be relied upon by any other person or for any other purpose without my prior written consent. Except for reproductions for inclusion in transcripts of the documentation relating to the transactions contemplated herein, this opinion may not be copied or otherwise reproduced or quoted from, in whole or in part, without my prior written consent.

      Very truly yours,

      By: ____________________________
Name:
Title: Corporate Counsel,
       GMAC Mortgage Corporation

                                    Exh. 14-2

                                   EXHIBIT 15

         FORM OF OFFERING DOCUMENT INFORMATION PROVIDED BY THE SERVICER
                               FOR RECONSTITUTION

GMAC Mortgage Corporation ("GMACM") is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMACM is engaged in the mortgage banking business, including origination, purchase, sale and servicing of residential loans. GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

                                    Exh. 15-1

                                   EXHIBIT 16

                             PERFORMANCE GUIDELINES


                                                SPECIFIC MEASURE                                 ADDITIONAL
   DEPARTMENT          SERVICE LEVEL NAME          DEFINITION        PERFORMANCE STANDARD        INFORMATION
----------------------------------------------------------------------------------------------------------------
Customer Service      Phone Service Levels    % of calls answered      80% in 45 seconds     Private Label call
                                                 in xx seconds                               environment only -
                                                                                             applicable only if
                                                                                               loan count is >
                                                                                                   15,000

Customer Service      Average speed of       The average speed, in            30             Private Label call
                      answer                 seconds, within which                           environment only -
                                               calls are answered                            applicable only if
                                                                                              loan count is <=
                                                                                                   15,000

Customer Service      Blocked calls           Blocked calls as a %           <=1%            Private Label call
                                                  of all calls                                environment only

Customer Service      Call abandonment        Abandoned calls as a           <=3%            Private Label call
                                                 % of all calls                               environment only

  Collections         Outbound Call Start    % started on Business    FICO >= 640: 95% by     Any reference to
                      times                    Day of delinquency      5th Business Day       FICO assumes the
                                                                      FICO < 640: 95% by      most recent FICO
                                                                       2nd Business Day      score available to
                                                                                                  Servicer

  Collections         Outbound Call              % attempted in        FICO >= 640: 95%       RPC = Right Party
                      Attempts                     frequency         every 3 Business Day          Contact
                                                                       until RPC or PTP     PTP = Promise to Pay
                                                                        FICO < 640: 95%
                                                                      daily until RPC or
                                                                              PTP

  Collections         Outbound Penetration     Every x days, will     FICO >= 640: every
                      Rate                          call x %         3 Business Days, 95%
                                                                       FICO < 640: Every
                                                                           Business
                                                                           Day, 95%

  Collections         Promise to Pay Calls     % called within x      FICO >= 640: 95% in
                                                Business Days of        5 Business Days
                                                     Breach           FICO < 640: 95% in
                                                                        1 Business Day

                                    Exh. 16-1

      Collections         Calls on Loans             % called in x        FICO >= 640: 95% in
                          without payment           Business Days of        5 Business Days
                          under a Repayment              breach          FICO < 640: 95% in 1
                          Plan                                               Business Day

  Property Inspections    Initial Inspection      % completed by x day    95% by 45th day of
                                                     of delinquency           delinquency

  Property Inspections    Subsequent              % completed monthly    per Fannie Mae Guides
                          Inspections               until resolution

  Property Valuations     Initial BPO ordered    % ordered by x day of    95% by 65th day of     BPO = Broker Price
                                                      delinquency           delinquency, if            Opinion
                                                                           current value > 6
                                                                              months old

  Property Valuations     Subsequent BPOs          % ordered every 6              95%
                                                         months

      Foreclosure         Timeline Guidelines      % completed within      FICO >= 640: 90%
                                                     Freddie Mac or         FICO < 640: 95%
                                                   Insurer guidelines

       Bankruptcy         Chapter 7 Motion for   % referred to attorney   95% in 15 Business
                          Relief                                          Days of assignment
                                                                             to bankruptcy
                                                                               processor

       Bankruptcy         Chapter 13 Motion      % referred to attorney     95% at earliest
                          for Relief                                      date, not to exceed
                                                                           90 days past post
                                                                           petition due date

    Loss Mitigation       Solicitation Attempts   % solicited 2 times             95%
                                                       per month

          REO             Marketing -            30 day rolling average           95%
                          Available for
                          Sale-to-List

          REO             Marketing - List          120 day rolling               95%
                          Date to Sale                  average

          REO             Marketing - Executed   45 day rolling average           95%
                          contract to close
                          date

                                    Exh. 16-2

                                   EXHIBIT 17

                                  NOTICE ITEMS

Servicer agrees to provide Owner with notice within 48 hours of any of the following:

      1. As it relates to litigated matters or any Environmental Liability pertaining to any Mortgage Loan or Mortgaged Property

                  a. Condemnation/ eminent domain proceedings against any Mortgaged Property

                  b. Foreclosure on a high cost loan/ decision not to foreclose because the loan is high cost

                  c. Any service of legal action or demand letter from an attorney representing the interests of the Mortgagor or otherwise relating to the Mortgaged Property

                  d. Any notice or action that specifies that the Mortgaged Property may or does contain hazardous substances/ waste or other environmental hazard for which Owner may have liability

                  e. Any notice by Mortgagor or Mortgagor's agent that there has been significant impairment of or damage to the Mortgaged Property

      2.    Reconciling items over $1,000 and 60 days old.

Servicer agrees to provide Owner with notice at the time of occurrence for the following:

      1.    Disruption in service of more than four (4) hours.

      2.    Inability to close month end books on time.

      3.    Inability to deliver month end reports on time.

                                    Exh. 17-1